UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.                 )

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ExpressJet Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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April 11, 2007

To Our Stockholders:

On behalf of our Board of Directors, we are pleased to invite you to attend the ExpressJet Holdings, Inc. 2007 Annual Meeting of Stockholders. As indicated in the attached notice, the meeting will be held at The Four Seasons Hotel, 1300 Lamar Street, Houston, Texas on Wednesday, May 23, 2007, at 10:00 a.m., local time. At the meeting, we will act on the matters described in the attached proxy statement and there will be an opportunity to discuss other matters of interest to you as a stockholder.

Please vote by internet or telephone proxy as described in the attached proxy statement, even if you plan to attend the meeting in person. Alternatively, you may date, sign and mail the enclosed proxy in the envelope provided. We look forward to seeing you in Houston.

Sincerely,

James B. Ream

President and Chief Executive Officer

EXPRESSJET HOLDINGS, INC.

700 North Sam Houston Parkway West

Suite 200

Houston, Texas 77067

Notice of 2007 Annual Meeting of Stockholders

to be held May 23, 2007

The 2007 Annual Meeting of Stockholders of ExpressJet Holdings, Inc. will be held at The Four Seasons Hotel, 1300 Lamar Street, Houston, Texas on Wednesday, May 23, 2007, at 10:00 a.m., local time, for the following purposes:

1.	To elect three members of our Board of Directors, to serve in Class III, with terms expiring at the 2010 annual stockholders meeting;

2.	To consider approving the ExpressJet Holdings, Inc. 2007 Stock Incentive Plan;

3.	To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as independent auditors of the company and its subsidiaries for 2007; and

4.	To consider and act upon any other matters that may properly come before the annual meeting or any adjournment or postponement thereof.

The holders of record of the company’s common stock at the close of business on April 4, 2007 are entitled to notice of and to vote at the meeting.

Sincerely,

Scott R. Peterson

Secretary

Houston, Texas

April 11, 2007

Please authorize your proxy and direct your vote even if you plan to attend the meeting in person. You may do so by internet or telephone as described in the attached proxy statement. Alternatively, you may date, sign and mail the enclosed proxy and return it promptly by mail in the envelope provided. If you mail the proxy, no postage is required if mailed in the United States. If you do attend the meeting in person and want to withdraw your proxy, you may do so as described in the attached proxy statement and vote in person on all matters properly brought before the meeting.

Letter to Stockholders

Notice of Annual Meeting

EXPRESSJET HOLDINGS, INC.

700 North Sam Houston Parkway West

Suite 200

Houston, Texas 77067

PROXY STATEMENT

2007 Annual Meeting of Stockholders

to be held May 23, 2007

THE MEETING

Purpose, Place, Date and Time

We are providing this proxy statement to you in connection with the solicitation on behalf of our board of directors of proxies to be voted at the company’s 2007 annual stockholders meeting or any adjournment or postponement of that meeting (the “Meeting”). The Meeting will be held at The Four Seasons Hotel, 1300 Lamar Street, Houston, Texas, on Wednesday, May 23, 2007, at 10:00 a.m., local time, for the purposes set forth in the accompanying Notice of 2007 Annual Meeting of Stockholders. This proxy statement, and the accompanying proxy and 2006 Annual Report, are being first mailed or otherwise delivered to stockholders on or about April 11, 2007.

Record Date; Stockholders Entitled to Vote; Quorum; Vote Required

Holders of record of our common stock at the close of business on April 4, 2007, the record date for the Meeting, are entitled to notice of and to vote at the Meeting. At the close of business on the record date, ExpressJet had 54,209,653 shares of common stock outstanding. Subject to certain limitations on voting by non-U.S. citizens (defined below), each share of our common stock is entitled to one vote per share on the matters proposed.

A quorum of stockholders is necessary for a valid meeting. A quorum is comprised of the holders of a majority of the outstanding shares of common stock, attending the Meeting personally or represented by proxy.

•

Abstentions will be included in determining the number of shares present at the Meeting for the purpose of determining the presence of a quorum, but they will not be included in the number of votes cast on a matter. As a result, they will not be taken into account in determining the approval of any of the proposals to be considered at the Meeting.

•

Broker non-votes will also be considered present for the purpose of determining the presence of a quorum. (Broker non-votes occur when brokers or other nominees who hold shares for another are not permitted under stock exchange rules to vote on a matter without instructions from beneficial owners of the shares and no instructions are given.) Brokers are permitted to vote on the election of directors and the ratification of auditors without instructions from beneficial owners, so we do not anticipate any broker non-votes with respect to Proposals 1 and 3. However, brokers are not permitted to vote on equity compensation plans without instructions, so broker non-votes could occur with respect to Proposal 2. Broker non-votes are not treated as votes cast or shares entitled to vote with respect to a particular matter; consequently, they will not affect approval of the company’s 2007 Stock Incentive Plan.

Elections of directors are determined by a plurality of the votes cast. Accordingly, directors who receive the highest number of votes cast will be elected. Approval of the company’s 2007 Stock Incentive Plan requires approval by a majority of the votes cast on Proposal 2. Ratification of the appointment of independent auditors requires approval by a majority of the votes cast on the proposal.

Voting of Proxies

Although you may use the enclosed postage-paid envelope to return the proxy or voting form that accompanies this proxy statement, we would prefer that you vote instead by internet or telephone if possible, which saves the company money. Please note that the telephonic voting procedures described below are not available for shares held by non-U.S. citizens.

Shares Held of Record.    Stockholders with shares registered in their names at Mellon Investor Services LLC, our transfer agent and registrar, may authorize a proxy by internet at the following internet address: http://www.proxyvoting.com/xjt, or by telephone by calling Mellon at 1-866-540-5760. Proxies submitted through Mellon by internet or telephone must be received by 11:59 p.m. Eastern time on May 22, 2007. Giving a proxy will not affect your right to vote in person if you decide to attend the Meeting.

Shares Held in a Bank or Brokerage Account.    A number of banks and brokerage firms participate in a program (separate from that offered by Mellon Investor Services) that also permits stockholders to direct their vote by internet or telephone. If your shares are held in an account at such a bank or brokerage, you may direct the voting of those shares by internet or telephone by following the instructions on their enclosed voting form. Votes directed by internet or telephone through one of these programs must also be received by 11:59 p.m. Eastern time on May 22, 2007. Directing your vote in this manner will not affect your right to vote in person if you decide to attend the Meeting; however, you must first request a legal proxy either on the internet or the voting form that accompanies this proxy statement. Requesting a legal proxy prior to the deadlines described above will automatically cancel any voting directions you have previously given by internet or by telephone with respect to your shares.

The internet and telephone proxy procedures are designed to authenticate stockholders’ identities, allow stockholders to give their proxy instructions, and confirm that those instructions have been properly recorded. Stockholders authorizing proxies or directing the voting of their shares by internet should understand that there may be costs associated with electronic access, such as usage charges from internet access providers and telephone companies, that must be borne by the stockholder.

Revocation of Proxies

You can revoke your proxy before it is exercised at the Meeting in any of three ways:

•	by submitting written notice to our Secretary before the Meeting that you have revoked your proxy;

•	by timely submitting another proxy by internet, telephone or mail that is later dated and, if by mail, that is properly signed; or

•	by voting in person at the Meeting, provided you have a valid proxy to do so if you are not the record holder of the shares.

Expenses of Solicitation

ExpressJet will bear the costs of the solicitation of proxies. In addition to the solicitation of proxies by mail, proxies may also be solicited by internet, telephone, telegram, fax and in person by regular employees and directors of the company, none of whom will receive additional compensation therefor, and by Mellon Investor Services, which the company has retained to assist in soliciting proxies for a fee estimated not to exceed $7,500 plus reasonable out-of-pocket expenses. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy soliciting materials to beneficial owners, and we will reimburse them for their reasonable out-of-pocket expenses incurred in doing so.

Other Matters To Be Acted on at the Meeting

At the Meeting, we will act only on the matters indicated on the accompanying Notice and on procedural matters related to the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS CONTAINED IN THIS PROXY STATEMENT.

VOTING RIGHTS AND PRINCIPAL STOCKHOLDERS

We have only one class of voting securities outstanding, common stock, which is entitled to one vote per share subject to the following limitations. Under U.S. law, no more than 25% of the voting stock of a U.S. air carrier such as the company’s wholly owned subsidiary, ExpressJet Airlines, Inc., may be owned or controlled, directly or indirectly, by persons who are not U.S. citizens. Consequently, the company must be a U.S. citizen. For these purposes, a “U.S. citizen” means:

•	an individual who is a citizen of the United States;

•	a partnership, each partner of which is an individual who is a citizen of the United States; or

•

a corporation or association organized under the laws of the United States or a state, the District of Columbia, or a territory or possession of the United States, of which the president and at least two-thirds of the board of directors and other managing officers are citizens of the United States, which is under the actual control of citizens of the United States, and in which at least 75% of the voting interest is owned or controlled by persons who are citizens of the United States.

The U.S. Department of Transportation has broad authority to determine on a case-by-case basis whether an air carrier is effectively owned and controlled by citizens of the United States. Our certificate of incorporation provides that no shares of capital stock may be voted by or at the direction of persons who are not U.S. citizens unless those shares are registered on a separate stock record. Our bylaws further provide that no shares will be registered on this record if the amount so registered would exceed U.S. foreign ownership restrictions.

Beneficial Ownership of Common Stock by Certain Persons

The following table sets forth, as of April 4, 2007 (except as noted below), information available to us with respect to persons that beneficially own more than five percent of any class of our voting securities.

Name and Address of Beneficial Holder	Title of Class	Number of Shares	Percent of Class
FMR Corp.(1)	Common Stock	5,464,406	10.1%
82 Devonshire Street Boston, MA 02109
Vardon Capital Management, LLC(2)	Common Stock	4,787,500	8.8%
120 West 45th Street, 17th Floor New York, NY 10036
Dimensional Fund Advisors LP(3)	Common Stock	3,983,615	7.3%
1299 Ocean Avenue Santa Monica, CA 90401
Barclays Global Investors, NA(4)	Common Stock	3,305,680	6.1%
45 Fremont Street San Francisco, CA 94105
Putnam, LLC d/b/a Putnam Investments(5)	Common Stock	3,303,769	6.1%
1166 Avenue of the Americas New York, NY 10036
LSV Asset Management(6)	Common Stock	2,714,170	5.0%
1 N. Wacker Drive, Suite 4000 Chicago, IL 60606

(1)	Pursuant to a Schedule 13G Amendment filed on February 14, 2007, FMR Corp. and Edward Johnson 3d reported that FMR Corp. and Mr. Johnson, through their control of Fidelity Management & Research Company, FMR’s wholly owned subsidiary, and certain Fidelity funds had sole dispositive power as to 5,464,406 shares of our common stock. The Schedule 13G also stated that Fidelity Management & Research Company, as a result of acting as investment adviser to various investment companies, was the beneficial owner of 5,464,406 shares or 10.089% and that one of the funds, Fidelity Low Priced Stock Fund, was the beneficial owner of 5,464,206 shares or 10.088%. The 13G indicated that neither FMR nor Mr. Johnson, Chairman of FMR Corp., had the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds. According to the Schedule 13G, Mr. Johnson and various family members, through their ownership of FMR Class B common stock and the execution of a shareholders voting agreement, might be deemed to form a controlling group with respect to FMR Corp.

(2)	Pursuant to a Schedule 13G Amendment filed on February 15, 2007, Vardon Capital LLC reported that each of Vardon Capital LLC, Vardon Partners, LP, Vardon Partners II, LP, Vardon International, Ltd., Vardon International BP, Ltd., Vardon Focus Fund, LP, Vardon Focus Fund II, LP, Vardon Focus International BP, Ltd. and Vardon Continuum Fund, LP was the beneficial owner and had shared voting and dispositive power as to 4,365,002 shares of our common stock. The Schedule 13G also stated that Vardon Capital Management, LLC and Richard W. Shea, Jr. had shared voting power and shared dispositive power of 4,787,500 shares. Vardon Capital Management, L.L.C., serves as the general partner to the Domestic Funds, and Richard W. Shea, Jr. is the sole managing member of Vardon Capital Management, L.L.C. The address of the Domestic Funds, which include Vardon Partners, L.P., Vardon Partners II, L.P., Vardon Focus Fund, L.P., Vardon Focus Fund II, L.P. and Vardon Continuum Fund, L.P. is 120 West 45th Street, 17th Floor, New York, NY 10036. The address of the Offshore Funds, which includes Vardon International, Ltd., Vardon International BP, Ltd., Vardon Focus Fund International, Ltd. and Vardon Focus International BP, Ltd. is Admiral Financial Center, P.O. Box 232021 SMB, 90 Fort Street, Grand Cayman, Cayman Islands, B.W.I.

(3)	Pursuant to a Schedule 13G Amendment filed on February 9, 2007, Dimensional Fund Advisors LP reported that, as investment advisor or manager to various funds, it had sole voting and dispositive power over, and might be deemed to be the beneficial ownership of, 3,983,615 shares of our common stock. Dimensional Fund Advisors LP disclaimed beneficial ownership of the shares.

(4)	Pursuant to a Schedule 13G Amendment filed on January 23, 2007, Barclays Global Investors, NA, reported that Barclays Global Investors, NA had sole voting power as to 2,235,464 shares and sole dispositive power as to 2,499,643 shares of our common stock. The Schedule 13G also stated that Barclays Global Fund Advisors had sole voting power and sole dispositive power of 806,037 shares.

(5)	Pursuant to a Schedule 13G Amendment filed on February 13, 2007, Putnam, LLC. d/b/a/ Putnam Investments, a wholly owned subsidiary of Marsh & McLennan Companies, Inc., reported that, as the owner of two registered investment advisers, Putnam Investment Management, LLC and The Putnam Advisory Company, LLC, it was the beneficial owner and had shared voting power as to 247,205 shares of our common stock and shared dispositive power as to 3,303,769 shares. The Schedule 13G also stated that Putnam Investment Management, LLC had shared voting power as to 47,559 shares and shared dispositive power of 1,765,267 shares and that The Putnam Advisory Company, LLC had shared voting power as to 199,646 shares and shared dispositive power of 1,538,502 shares. Both funds had dispositive power of the shares, but each of the fund’s trustees had voting power over the shares held by each fund, and The Putnam Advisory Company, LLC had shared voting power over the shares held by institutional clients.

(6)	Pursuant to a Schedule 13G Amendment filed on February 12, 2007, LSV Asset Management, reported that LSV Asset Management was the beneficial owner and had sole voting and dispositive power as to 2,714,170 shares of our common stock.

Beneficial Ownership of Common Stock by Directors and Executive Officers

The following table shows, as of April 4, 2007, the number of shares of our common stock beneficially owned by each of our current directors and nominees, our executive officers named below in the Summary Compensation Table, and all executive officers and directors as a group. Except as indicated to the contrary, each individual listed below has sole voting and dispositive power over the shares shown.

Name of Beneficial Holder	Amount and Nature of Beneficial Ownership		Percent of Class
Salvatore J. Badalamenti	4,000	(1)	*
George R. Bravante, Jr.	12,000	(2)	*
Janet M. Clarke	22,000	(3)	*
Frederick S. Cromer	216,250	(4)	*
Kim A. Fadel	20,000	(3)	*
Judith R. Haberkorn	4,000	(1)	*
Jerry E. Losness	199,088	(5)	*
Scott R. Peterson	138,713	(6)	*
James B. Ream	440,000	(7)	*
Bonnie S. Reitz	16,000	(8)	*
Richard F. Wallman	17,000	(9)	*
All executive officers and directors as a group (11 persons)	1,089,051	(10)	1.98%

*	Indicates ownership of less than one percent of the outstanding shares of our common stock.

(1)	Includes 2,000 shares that may be purchased under options currently or becoming exercisable within 60 days.

(2)	Includes 6,000 shares that may be purchased under options currently or becoming exercisable within 60 days.

(3)	Includes 16,000 shares that may be purchased under options currently or becoming exercisable within 60 days.

(4)	Includes 191,250 shares that may be purchased under options currently or becoming exercisable within 60 days.

(5)	Includes 161,250 shares that may be purchased under options currently or becoming exercisable within 60 days.

(6)	Includes 116,875 shares that may be purchased under options currently or becoming exercisable within 60 days.

(7)	Includes 367,500 shares that may be purchased under options currently or becoming exercisable within 60 days.

(8)	Includes 8,000 shares that may be purchased under options currently or becoming exercisable within 60 days.

(9)	Includes 11,000 shares that may be purchased under options currently or becoming exercisable within 60 days.

(10)	Includes 897,875 shares that may be purchased under options currently or becoming exercisable within 60 days.

GENERAL INFORMATION

Board of Directors

Our board of directors currently consists of eight persons, all of whom other than Jim Ream, our President and Chief Executive Officer, have been affirmatively determined by the board to be independent and to have no material relationship with the company or its management under the standards set forth in the Corporate Governance Guidelines adopted by our board and the applicable rules of the New York Stock Exchange (“NYSE”) and the Securities and Exchange Commission (“SEC”). The Guidelines are available on our website at www.expressjet.com and are available in print to any stockholder who sends a written request to our Secretary at our principal executive offices. As to independence, the Guidelines provide as follows:

“The Board defines ‘independent director’ in accordance with Section 303A.02 of the New York Stock Exchange Listed Company Manual. Because it is not possible to anticipate, or explicitly provide for, all circumstances that might signal potential conflicts of interest, or that might bear on the materiality of a director’s relationship to a listed company, the Board is responsible for affirmatively determining that each independent director has no material relationship with the Company or its affiliates (either directly as a partner, stockholder or officer of an organization that has a relationship with the Company). A relationship will be considered ‘material’ if in the judgment of the Board it would interfere with the director’s independent judgment, and the Board will consider the issue not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation.”

The independent directors have no relationship with the company other than their positions as directors.

Board Meetings, Attendance and Communications

Regular meetings of our board of directors are typically held five times per year, and special meetings are scheduled when required. The board held seven meetings in 2006. During 2006, each director attended at least 75% of the aggregate number of meetings of the board and each committee of which he or she was a member, that were held during the period that person was a director or committee member. Although we have no formal policy relating to directors’ attendance at the annual stockholders meeting, the annual meeting of our board typically follows the stockholders meeting and it is anticipated that directors will attend both meetings. All of our directors then serving attended our 2006 stockholders meeting.

The non-management members of our board of directors met in executive session (i.e., a session not including our CEO) twice during the last year and, in accordance with the board’s Corporate Governance Guidelines, do so each year. The Guidelines also require that one of those sessions be comprised solely of the independent directors each year. As set forth in the Guidelines, the director that presides at these sessions rotates among the non-management members of the board in order of seniority (or age, in the case of directors of equal seniority).

Stockholders or others desiring to communicate directly with the non-management directors or with any individual director may direct their correspondence to the director(s) at the company’s address set forth above or may do so electronically at the following email address: xjtinternalaudit@expressjet.com. (Please indicate in the subject line which directors are the intended recipients.) The company’s Secretary reviews all correspondence so received and forwards it to the pertinent directors if it relates to the functions of the board or its committees. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of our internal audit department and handled in accordance with procedures established by the board’s Audit Committee.

Committees of the Board

Audit Committee.    The committee met seven times in 2006 and is currently comprised of four directors determined by the board to be independent and financially literate (as defined in applicable SEC and NYSE rules): Mr. Wallman, who chairs the committee, Ms. Clarke and Messrs. Badalamenti and Bravante. The board of directors has determined that Messrs. Badalamenti and Wallman qualify as audit committee financial experts (as defined in applicable SEC rules) and that Mr. Wallman’s simultaneous service on the audit committees of three other public companies does not impair his ability to serve effectively on our Audit Committee.

The board of directors has adopted a written charter for the Audit Committee, a copy of which is available on our website at www.expressjet.com and is available in print to any stockholder who sends a written request to our Secretary at our principal executive offices. As described in greater detail in the charter, the Audit Committee has responsibility to oversee the company’s accounting and financial reporting processes as well as reviews of our interim financial statements and audits of our annual financial statements. The committee has the authority to appoint and otherwise oversee the retention, independence, compensation and work of our independent auditors and to authorize any audit, audit-related or non-audit services that, in the committee’s discretion, are deemed appropriate. The committee reviews with management and the company’s independent auditors the effectiveness of the accounting and financial controls of the company and its subsidiaries, and reviews and discusses the company’s audited financial statements with management and the independent auditors. See “Report of the Audit Committee” below.

Human Resources Committee.    The committee met six times in 2006 and is currently comprised of four directors determined by the board to be independent (as defined in applicable NYSE rules): Ms. Clarke, who chairs the committee, Mr. Fadel, Ms. Haberkorn and Ms. Reitz. Pursuant to its charter, which is available on our website at www.expressjet.com and is available in print to any stockholder who sends a written request to our Secretary at our principal executive offices, the committee has the authority to act on behalf of the board of directors with respect to all matters relating to the employment of senior officers by ExpressJet and its subsidiaries, including approval of compensation, benefits, incentives and employment agreements. See “Executive Compensation Report of the Human Resources Committee” below. The committee is also charged with overseeing the company’s general compensation structure and administering its bonus, incentive and other compensation plans when so directed by the board.

Nominating and Corporate Governance Committee.    The committee, the charter of which is available on our website at www.expressjet.com and is available in print to any stockholder who sends a written request to our Secretary at our principal executive offices, met seven times in 2006 and is currently comprised of four directors determined by the board to be independent (as defined in applicable NYSE rules): Mr. Fadel, who chairs the committee, Ms. Haberkorn and Messrs. Bravante and Wallman. The committee is responsible for identifying individuals qualified to become members of the board of directors, as well as recommending the slate of directors to be nominated by the board at the annual meeting of stockholders or any director to fill a vacancy on the board. The committee will consider nominations from stockholders; any stockholder desiring to submit a nomination to the committee, should send the nomination, together with appropriate background and contact information, to the Secretary of the company at the company’s address set forth above. Please refer to “2008 Annual Meeting” below for information regarding submitting a nomination for the 2008 Annual Meeting of Stockholders.

The director-qualification criteria established in the Corporate Governance Guidelines include the following and are applied by the committee to candidates nominated by stockholders and those originating with the board:

•	reputation, integrity and (for non-management directors) independence;

•	business, government or other professional experience and acumen;

•	the number of other public companies for which the person serves as a director and the availability of the person’s time and commitment to the company;

•	diversity;

•	knowledge of a major geographical area in which the company operates or another area of the company’s operational environment;

•

age (it is the company’s policy that no person will be nominated by the board to serve as a director, or be elected by the board to fill a vacancy on the board, if that person is, or would be on the date of his or her election, age 70 or older);

•	tenure as a member of the company’s board; and

•	the director’s history of attendance at board and committee meetings and the director’s preparation for and participation in these meetings (in the case of current directors).

Candidates may be identified by the committee through current board members or other stockholders or persons. During the past year, the directors elected to fill vacancies that arose on the board were nominated by independent members of the board; the committee then reviewed their qualifications and recommended them to the full board for election. All candidates, including those recommended by stockholders or other directors, are evaluated according to the criteria described above at regular or special meetings of the committee, and may be considered at any time during the year. If any materials are provided by a candidate or other party in connection with the nomination of a director candidate, those materials are reviewed by the committee in evaluating that candidate.

In addition, the committee recommends the directors to be appointed to committees of the board (other than the committee itself), including in the event of vacancies, and the compensation and benefits of non-management members of the board. The committee developed, and the board adopted, the Corporate Governance Guidelines discussed above. The committee also oversees the annual evaluation of the performance of the board and its committees.

Compensation of Directors

The following table sets forth the aggregate compensation awarded to, earned by, or paid to our non-management directors for 2006.

Director Compensation for Fiscal Year 2006

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (3)	Total
Salvatore J. Badalamenti	$15,333	$14,740	$3,540	—	—	$—	$33,613
George R. Bravante, Jr.	$104,500	$10,800	$7,297	—	—	$22,216	$144,813
Janet M. Clarke	$87,000	$10,800	$7,297	—	—	$1,335	$106,432
Kim A. Fadel	$72,500	$10,800	$7,297	—	—	$8,316	$98,913
Judith R. Haberkorn	$32,500	$11,780	$8,006	—	—	$—	$52,286
Bonnie S. Reitz	$21,000	$13,860	$7,879	—	—	$891	$43,630
Richard F. Wallman	$103,500	$10,800	$7,297	—	—	$11,324	$132,921

(1)	Determined based on the aggregate grant date fair value computed in accordance with FAS 123R, which is the closing price on the grant date multiplied by the number of shares of restricted stock awarded. (For these purposes, we have assumed that none of the shares will be forfeited.) As of December 31, 2006, Mr. Badalamenti and Ms. Reitz each held 2,000 shares of unvested restricted stock; there were no other outstanding unvested stock awards outstanding for any nonemployee director. Please read “Executive Compensation—Outstanding Equity Awards at Fiscal Year-End 2006” for information on Mr. Ream’s outstanding unvested stock awards as of December 31, 2006.

(2)

Represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year computed in accordance with FAS 123R. For valuation purposes, we use the Black-Scholes option pricing model. In connection therewith, we have assumed (a) a risk-free interest rate of 5.0% based on the U.S. Treasury yield curve in effect for the expected term of the option at the grant date; (b) a dividend yield of zero since we have not historically paid dividends on our common stock and have no current intention to do so; (c) expected market price volatility of 50.6% based on the historical volatility of our stock since our initial public offering in April 2002; and (d) an expected option life of ten years based on our historical exercise patterns. (For these purposes, we have assumed that none of the options will be forfeited.) As of December 31, 2006, the following directors held the following stock options: Badalamenti—2,000, Bravante—6,000; Clarke—16,000; Fadel—16,000; Haberkorn— 2,000; Reitz—8,000; and Wallman—11,000. As of April 16, all of the stock options held by the directors will be vested and currently exercisable. Please read “Executive Compensation—Outstanding Equity Awards at Fiscal Year-End 2006” for information on Mr. Ream’s outstanding options as of December 31, 2006.

(3)	Represents flight benefits and a tax reimbursement payment to the director for the value imputed for those benefits. Although there is no incremental cost to the company in providing the flight benefits, the amounts shown are calculated based on the number of miles flown at a rate designed to approximate the value imputed to the flight benefits by the Internal Revenue Service. The tax reimbursement amounts represent the payment made to the director to satisfy some of the federal tax obligations corresponding to the value imputed for the flight benefits.

Members of the board of directors who are not employees of the company (“outside directors”) receive an annual retainer of $30,000 per year, which increases to $40,000 if the director chairs a committee of the board or $60,000 if the director is elected chairman of the board. For 2006, Ms. Haberkorn, Ms. Reitz and Mr. Badalamenti received pro-rated annual retainers of $30,000 for membership on the board following their elections during the year, while Ms. Clarke, Mr. Fadel and Mr. Wallman each received $40,000 as their annual retainer for serving as chair of the Human Resources Committee, Nominating and Corporate Governance Committee and Audit Committee, respectively. Mr. Bravante received $60,000 for serving as chairman of the board. Additionally, any director who is determined by the board to qualify as an audit committee financial expert (and elected to the Audit Committee) receives an additional $10,000 annual retainer. For the year ended December 31, 2006, the board determined that Messrs. Badalamenti and Wallman qualified as audit committee financial experts; Mr. Wallman received an additional $10,000 retainer, and Mr. Badalamenti received a pro rata portion of his retainer following his election in October 2006.

Outside directors receive meeting fees for board and committee meetings. The general meeting fee schedule includes:

•

$2,000 for each meeting of the board or a committee physically attended (other than meetings of the Audit Committee physically attended), with the chairman of the committee and chairman of the board, as applicable, receiving $3,000;

•	$5,000 for each meeting of the Audit Committee physically attended, with the chairman of the Audit Committee receiving $7,500.

•	$1,000 for telephonic board participation;

•	$500 for telephonic committee participation;

Pursuant to this fee schedule, Mr. Badalamenti received $7,000, Mr. Bravante received $44,500, Ms. Clarke received $47,000, Mr. Fadel received $32,500, Ms. Haberkorn received $15,000, Ms. Reitz received $6,000 and Mr. Wallman received $53,500 for attendance at board and committee meetings during 2006.

On the date of their initial election to the board and each annual meeting of stockholders, outside directors receive 2,000 restricted shares of our common stock and options to purchase an additional 2,000 shares. The options bear 10-year terms and exercise prices equal to the closing market price of the stock on the grant date. In accordance with our historical practice, each of the restricted shares and options granted during the year vested six months following their grant date. The six-month vesting schedule is designed to allow for the opportunity of a board member’s meaningful impact before the shares become unrestricted or the options are exercisable.

In addition, outside directors receive flight benefits on our flights during their term as a director, as well as access to Continental Airlines’ Presidents Clubs, elite status in Continental’s frequent flyer program and travel on our flights by the director, the director’s family and a limited number of other individuals. Some of these benefits are taxable to the director, subject to our reimbursement of certain of the taxes. Additionally, our outside directors receive passes permitting a certain amount of travel on Continental at no cost to ExpressJet.

All directors receive reimbursement of expenses incurred in attending meetings. No members of our board, other than Mr. Ream whose compensation is described under “Executive Compensation” below, were paid any compensation in 2006 for their services as a director of the company other than the standard compensation arrangement for directors described in this narrative and reimbursement of expenses.

Executive Officers

The following table sets forth information with respect to our current executive officers:

Name, Age and Position	Term of Office and Business Experience
JAMES B. REAM, age 51, President, Chief Executive Officer and Director	Mr. Ream has been Chief Executive Officer since July 2001 and has been President and a director since October 1999. He joined Continental Airlines in 1994 as Vice President—Finance, responsible for accounting, financial planning and analysis. Mr. Ream was President and Chief Operating Officer from 1996 to 1998 of Continental Micronesia, Inc. and Senior Vice President—Asia for Continental Airlines from 1998 to 1999. Prior to joining Continental, he held various positions within the finance department of American Airlines, Inc.

FREDERICK S. CROMER, age 42, Vice President and Chief Financial Officer	Mr. Cromer has been Vice President and Chief Financial Officer since July 1997. He was Staff Vice President—Fleet Planning for Continental Airlines for two years before joining ExpressJet. Prior to joining Continental Airlines, Mr. Cromer held various finance and fleet planning positions within Northwest Airlines.

SCOTT R. PETERSON, age 45, Vice President, General Counsel and Secretary	Mr. Peterson has been Vice President, General Counsel and Secretary since October 2003. Prior to joining our company, he was employed by Continental Airlines as Managing Attorney—Corporate and Assistant Secretary from 1995 to 2003.

COMPENSATION OF EXECUTIVE OFFICERS

The following tables set forth the aggregate compensation awarded to, earned by, or paid during 2006 to the chief executive officer, the chief financial officer and our other executive officers serving in 2006.

Summary Compensation Table for Fiscal Year 2006

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards (2)	Non- Equity Incentive Plan Compen -sation (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4)	All Other Compensation (5)	Total
James B. Ream	2006	$326,400	$0	$105,419	$47,834	$472,000	$15,115	$43,306	$1,010,074
President and Chief Executive Officer

Frederick S. Cromer	2006	$243,984	$0	$75,757	$118,850	$258,336	$5,768	$68,376	$771,071
Vice President and Chief Financial Officer

Jerry E. Losness (6)	2006	$211,140	$0	$119,145	$75,093	$223,560	$39,339	$58,319	$726,596
Vice President and Chief Operating Officer

Scott R. Peterson	2006	$197,064	$0	$71,562	$79,356	$198,996	$10,850	$81,036	$638,864
Vice President, General Counsel and Secretary

(1)	Represents the dollar amount recognized for financial statement reporting purposes in 2006 computed in accordance with FAS 123R. Includes amounts realized for grants awarded in prior years; Messrs. Ream, Cromer and Peterson did not receive any stock in 2006. For these purposes, we have assumed that none of the shares will be forfeited.

(2)	Represents the dollar amount recognized for financial statement reporting purposes in 2006 computed in accordance with FAS 123R. Includes amounts realized for grants awarded in prior years; Messrs. Ream and Losness did not receive any options in 2006. For valuation purposes, we use the Black-Scholes option pricing model. In connection therewith, we have assumed (a) a risk-free interest rate of 4.9% based on the U.S. Treasury yield curve in effect for the expected term of the option at the grant date; (b) a dividend yield of zero since we have not historically paid dividends on our common stock and have no current intention to do so; (c) expected market price volatility of 50.5% based on the historical volatility of our stock since our initial public offering in April 2002; and (d) an expected option life of seven years based on our historical exercise patterns. (For these purposes, we have assumed that none of the shares will be forfeited.)

(3)	Represents amounts earned under the company’s Management Bonus Plan and Long Term Incentive Plan as detailed below in the “Grants of Plan-Based Awards” table.

(4)	Represents amounts allocated to the officers’ accounts in our Supplemental Retirement Plan, which is described below under the heading of the same name, including deemed interest on these allocations.

(5)	The amount reflected in this column represents the value of:

	Ream	Cromer	Losness	Peterson
(a) flight benefits:	$15,423	$30,465	$23,771	$41,361

(b) a tax reimbursement for the value imputed for flight benefits:	$10,283	$20,311	$15,848	$27,575

(c) matching contributions to our 401(k) plan:	$17,600	$17,600	$18,700	$12,100

Although there is no incremental cost to the company in providing the flight benefits, the amounts shown are calculated based on the number of miles flown at a rate designed to approximate the value imputed to the flight benefits by the Internal Revenue Service. The tax reimbursement amounts represent the payment made to the executive to satisfy some of the federal tax obligations corresponding to the value imputed for the flight benefits.

(6)	Mr. Losness retired on January 31, 2007.

Overview of Executive Compensation

The Human Resources Committee of our board of directors oversees our general compensation structure and administers our bonus, incentive and other compensation plans. The Committee works closely with its compensation consultants and legal advisers to provide total compensation packages capable of attracting, motivating and retaining employees of outstanding talent and to ensure that the components of executives’ pay packages are reasonable. The Committee reviews tally sheets and other materials to confirm that the overall amount payable to executives is reasonable and that their compensation packages are appropriately structured. The Committee seeks to provide a competitive base salary, but to focus the majority of executives’ compensation on variable pay to incentivize improved performance.

-	Base salaries for each of the named executives are targeted to be competitive with comparable airlines and similarly sized companies. During 2005, the Human Resources Committee adjusted the executives’ compensation structure by reducing their salaries and shifting a greater portion of their compensation to equity-based variable compensation.

-	A cash bonus is available under the Management Bonus Plan to reward annual achievement of the financial target selected by the Committee. The target amounts for the executives named in the Summary Compensation Table range from 40-60% of base salary.

-	A bonus is also available under the Long Term Incentive Plan, which for 2006 and 2007 is payable solely in cash due to the low number of shares available under our 2002 Stock Incentive Plan; a new equity plan is being proposed for stockholder consideration in this proxy statement.

-	The Committee is responsible for making equity awards as well to help align the executives’ long-term interests with those of stockholders.

•

Restricted stock is awarded in an amount deemed to be competitive with other companies in the regional airline sector or comparable companies in other industries; consequently, the grant date value is not intended to equate to a specific portion of the executive’s base salary. However, historically the grant-date value has ranged from approximately 28 to 45% of base salary. Mr. Losness was the only executive to receive restricted stock in 2006.

•

Stock options are also designed to be competitive, not to equate to a specific portion of base salary. The Black-Scholes option pricing method has historically overvalued the company’s stock options; as a result, we have not attempted to quantify their relationship to base salary.

Employment Agreements

We have employment agreements with each of the executive officers listed in the tables above that provide for an annual salary and participation in any cash bonus program we maintain. Mr. Ream’s employment agreement provides that he is entitled to participation in any cash bonus program we maintain at or above the maximum level made available to any other executive.

Mr. Ream’s employment agreement has a term of three years and automatically renews for additional three-year periods, unless notice of non-renewal is given by either party at least six months prior to the end of a term. Messrs. Cromer and Peterson’s employment agreements are at-will and may be terminated by the executive or by us at any time; Mr. Losness retired on January 31, 2007. Mr. Ream’s agreement also provides that we will make an additional gross-up payment to him if any payment or benefit he receives from us, whether pursuant to his employment agreement or otherwise, becomes subject to an excise or other special additional tax, including any interest, taxes or penalties imposed with respect to such taxes. The purpose of the gross-up payment is to put Mr. Ream in the same after-tax position that he would have been had the taxes not been imposed. Payments to our other executives would be reduced to the degree necessary to avoid the imposition of such an excise tax.

Pursuant to the terms of their respective employment agreement, each of the executive officers has agreed that he will not, in any geographic area or market where we conduct business or have conducted business during the previous 12 months:

•	engage in the regional airline business in the United States;

•	render any advice or services to, or otherwise assist, any person engaged in any regional airline business in the United States; or

•	induce any of our employees to terminate his or her employment with us or hire or assist in the hiring of any such employee.

However, the executive officers may serve as a director, officer, employee, consultant or advisor of a major, mainline airline so long as their duties are principally related to the business of that airline other than the provision of regional airline services. These non-competition obligations will extend until the second anniversary of the respective executive’s termination of employment or, in the case of Mr. Ream, the third anniversary of termination if he is entitled to a termination payment based on a severance period of three years. Please read “Potential Payments Upon Termination or Change in Control” below for information on the executive officers’ severance period and related payments.

Additional information regarding the termination and change-in-control provisions of the executive officers’ employment agreements are set forth below under “Potential Payments Upon Termination or Change in Control.”

Management Bonus Plan

We maintain a Management Bonus Plan pursuant to which we pay an annual cash bonus to executive officers and other key employees if we achieve the target operating income established each year by the Human Resources Committee of our board. Under the plan, executive officers and other key employees receive an annual cash bonus targeted at 20 to 60% of base salary, depending on the participant’s level of responsibility, if actual operating income is at least 90% of the target approved by the committee. The target annual cash bonus for Messrs. Ream, Cromer, Losness and Peterson for 2006 was 60%, 45%, 45% and 40%, respectively, of base salary. Payment is made on a sliding scale of 90 to 110% of the target bonus based on our financial performance in relation to the target operating income. We met, but did not exceed the 2006 operating income target set by the committee. Accordingly, the participants in the plan received their target bonuses available under the plan, which are shown under the column “Non-Equity Incentive Plan Compensation” of the Summary Compensation Table above.

Long Term Incentive Plan

Under our Long Term Incentive Plan, our executive officers may receive bonus awards in the form of cash, restricted shares of our common stock or a combination of both. The plan provides that the amount to be awarded to a participant pursuant to a bonus award will be determined by the Human Resources Committee in its sole discretion. Employees will not be entitled to receive bonus awards with respect to any vesting date if they are not employed by the company, or on authorized leave, on that vesting date. However, if an employee dies, becomes disabled or is terminated without cause before a vesting date, the employee will be paid the amount of the bonus award that would be payable if he or she remained employed by the company or one of its subsidiaries at that vesting date. The terms of the applicable restricted stock agreement will govern any portion of a bonus award payable in shares of restricted stock.

Grants of Plan-Based Awards for Fiscal Year 2006

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards						All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
		Threshold		Target		Maximum
James B. Ream		$172,800	(1)	$192,000	(1)	$211,200	(1)	—		—		—	—
		—		$280,000	(2)	—		—		—		—	—

Frederick S. Cromer		$96,876	(1)	$107,640	(1)	$118,404	(1)	—		—		—	—
		—		$150,696	(2)	—		—		—		—	—
	5-3-06	—		—		—		—		75,000	(3)	$5.40	$273,630

Jerry E. Losness		$83,835	(1)	$93,150	(1)	$102,465	(1)	—		—		—	—
		—		$130,410	(2)	—		—		—		—	—
	5-3-06	—		—		—		10,000	(3)	—		—	$54,000

Scott R. Peterson		$69,552	(1)	$77,280	(1)	$85,008	(1)	—		—		—	—
		—		$121,716	(2)	—		—		—		—	—
	5-3-06	—		—		—		—		37,500	(3)	$5.40	$136,815

(1)	Represents amounts that could be earned under our Management Bonus Plan.

(2)	Represents amount payable under our Long Term Incentive Plan.

(3)	Award made pursuant to our 2002 Stock Incentive Plan.

2002 Stock Incentive Plan

Our 2002 Stock Incentive Plan allows us to award stock options and restricted stock to our executive officers, other key employees and members of our board of directors. The purpose of the plan is to enable us to attract and retain capable persons to serve as employees and directors and to provide a means whereby those who bear the greatest responsibility for the success and management of our business are provided with an ownership opportunity that rewards their performance and strengthens their concern for our company and our stockholders. All option awards made under the plan must bear an exercise price equal to or greater than the closing price of our common stock on the grant date. The maximum number of shares that may be issued under the plan is 3,200,000, of which 3,097,750 have been issued or are subject to outstanding awards.

In fiscal 2006, we awarded a combination of stock options and restricted stock under the 2002 Stock Incentive Plan. Each grant awarded to the executive officers is included in the Grants of Plan-Based Awards table below. The stock options granted during 2006 have seven-year terms and are scheduled to vest ratably over four years beginning one year from the grant date. Neither Mr. Ream nor Mr. Losness received any stock options in 2006. The restricted stock awarded during 2006 is scheduled to vest ratably over four years beginning on the anniversary of the grant date in 2006; however, none of the named executives received restricted stock in 2006 other than Mr. Losness, whose shares vested fully upon his retirement in January 2007. Although we have not historically paid dividends on our common stock, any dividends payable in the future on our common stock would be payable upon both vested and non-vested shares of restricted stock granted pursuant to the 2002 Stock Incentive Plan.

Outstanding Equity Awards at Fiscal Year-End 2006

Name	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
James B. Ream	250,000	—		—	$16.00	4-17-09	—		—	—	—
	35,000	—		—	$11.49	5-7-10	—		—	—	—
	25,000	—		—	$12.66	5-7-11	—		—	—	—
	42,500	—		—	$11.24	4-1-12	—		—	—	—
	7,500	22,500	(2)	—	$8.99	5-11-12	—		—	—	—
	—	—		—	—	—	20,834	(3)	$168,755	—	—
Frederick S. Cromer	90,000	—		—	$16.00	4-17-09	—		—	—	—
	30,000	—		—	$11.49	5-7-10	—		—	—	—
	15,000	—		—	$12.66	5-7-11	—		—	—	—
	25,000	—		—	$11.24	4-1-12	—		—	—	—
	6,250	18,750	(2)	—	$8.99	5-11-12	—		—	—	—
	—	75,000	(6)	—	$5.40	5-3-13	16,042	(4)	$129,940	—	—
Jerry E. Losness	90,000	—		—	$16.00	4-17-09	—		—	—	—
	30,000	—		—	$11.49	5-7-10	—		—	—	—
	15,000	—		—	$12.66	5-7-11	—		—	—	—
	20,000	—		—	$11.24	4-1-12	—		—	—	—
	6,250	18,750	(7)	—	$8.99	5-11-12	—		—	—	—
	—	—		—	—	—	15,375	(7)	$170,438	—	—
Scott R. Peterson	60,000	—		—	$14.56	10-16-10	—		—	—	—
	15,000	—		—	$12.66	5-7-11	—		—	—	—
	20,000	—		—	$11.24	4-1-12	—		—	—	—
	6,250	18,750	(2)	—	$8.99	5-11-12	—		—	—	—
	—	37,500	(6)	—	$5.40	5-3-13	14,375	(5)	$116,438	—	—

(1)	Determined by multiplying the $8.10 closing market price of our common stock on December 29, 2006 by the number of shares in the prior column.

(2)	The options were scheduled to vest in 25% increments on each of May 11, 2006, 2007, 2008 and 2009.

(3)	Of the unvested shares of restricted stock remaining outstanding as of December 31, 2006, (a) 8,334 are scheduled to vest in 4,167 share increments on each of April 1, 2007 and 2008, (b) 5,000 are scheduled to vest in 2,500 share increments on each of May 5, 2007 and 2008 and (c) 7,500 are scheduled to vest in 2,500 share increments on each of May 11, 2007, 2008 and 2009.

(4)	Of the unvested shares of restricted stock outstanding as of December 31, 2006, (a) 6,667 are scheduled to vest in 3,333 share increments on each of April 1, 2007 and 2008, (b) 3,750 are scheduled to vest in 1,875 share increments on each of May 5, 2007 and 2008 and (c) 5,625 are scheduled to vest in 1,875 share increments on each of May 11, 2007, 2008 and 2009.

(5)	Of the unvested shares of restricted stock outstanding as of December 31, 2005, (a) 5,000 are scheduled to vest in 2,500 share increments on each of April 1, 2007 and 2008, (b) 3,750 are scheduled to vest in 1,875 share increments on each of May 5, 2007 and 2008 and (c) 5,625 are scheduled to vest in 1,875 share increments on each of May 11, 2007, 2008 and 2009.

(6)	The options were scheduled to vest in 25% increments on each of May 3, 2007, 2008, 2009 and 2010.

(7)	The options and shares of restricted stock vested fully upon Mr. Losness’s retirement on January 31, 2007.

Option Exercises and Stock Vested for Fiscal Year 2006

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1)
James B. Ream	—	—	9,167	$60,102
Frederick S. Cromer	—	—	7,084	$46,610
Jerry E. Losness	—	—	6,250	$40,463
Scott R. Peterson	—	—	6,250	$40,463

(1)	Determined by multiplying the number of shares of stock that vested during 2006 by the closing market price of our common stock on the vesting date.

Supplemental Retirement Plan

Our Supplemental Retirement Plan is a non-qualified, unfunded deferred compensation plan. Pursuant to the Supplemental Retirement Plan, we provide retirement and termination benefits to certain members of our management or other highly compensated employees, including the executive officers named in the Summary Compensation Table. The plan was designed with the company’s consultants to compensate participants for the benefits lost by no longer participating in Continental Airlines’ pension plan. The actual compensation under the plan is based on applicable actuarial assumptions and the participant’s age. Under the plan, we maintain an account for each participant to which hypothetical contributions and interest amounts are credited.

On the last day of each calendar year, we credit a hypothetical contribution to each participant’s account equal to a specified percentage of the participant’s base salary, including any portion of base salary deferred, and a hypothetical interest amount equal to 8% of the account balance as of the first day of such calendar year. The interest rate of 8% was determined to approximate the average investment return that an average active employee could expect over time. The hypothetical annual contributions credited for 2006 are included under the Change in Pension Value column of the Summary Compensation Table above and in the Pension Benefits table below. Our Human Resources Committee may, at any time on a prospective basis, change a participant’s specified base salary percentage with respect to a calendar year and the rate of interest to be credited to a participant’s account. The following table shows the percentage of the executive officers’ base salaries deemed contributed to the plan annually as of December 31, 2006.

Name	Percentage of Base Salary Allocated Annually
James B. Ream	3.50%
Frederick S. Cromer	2.25%
Jerry S. Losness	15.00%
Scott R. Peterson	4.75%

Any amounts credited to a participant’s account under the Supplemental Retirement Plan would be forfeited if the participant terminated employment for any reason other than death, disability or retirement prior to the fifth anniversary of the participant’s first credited day of employment with us. A participant’s account would be fully vested upon the termination of employment by reason of death, disability or retirement or the occurrence of a change of control. The amounts credited to a participant’s account will be distributed in the form of a lump-sum payment as soon as reasonably practicable following the participant’s termination or a change in control, as applicable.

The following table relates to our Supplemental Retirement Plan.

Pension Benefits at Fiscal Year-End 2006

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefits (1)	Payments During Last Fiscal Year
James B. Ream	Supplemental Retirement Plan	N/A	$64,049	$—
Frederick S. Cromer	Supplemental Retirement Plan	N/A	$10,593	$—
Jerry E. Losness	Supplemental Retirement Plan	N/A	$142,955	$—
Scott R. Peterson	Supplemental Retirement Plan	N/A	$31,756	$—

(1)	The amounts included in this column include the amount deemed contributed and the amount of interest deemed earned under the plan for 2006, which amounts are set forth in the Change in Pension Value column in the Summary Compensation Table above.

Potential Payments Upon Termination or Change in Control

As discussed above under “Executive Compensation—Employment Agreements,” we have employment agreements with each of Messrs. Ream, Cromer, Losness and Peterson. Mr. Losness retired in January 2007; we may terminate the agreements of the other executives at any time, as may the executives. However, if the Company terminated one of their agreements for any reason other than

-	death,

-	incapacity,

-	his material breach of the agreement, or

-	“cause” (defined as gross negligence, willful misconduct, or abuse of alcohol or drugs rendering him unable to perform),

or if the executives terminated the agreement because of a “constructive termination”, defined to mean

-	the assignment to him of duties materially inconsistent with those associated with his position,

-	a material diminution in the nature or scope of his authority,

-	our conduct preventing him from performing his duties,

-	our requiring him to be permanently based outside a major urban center in Texas,

-	actions by us that materially adversely affect his corporate amenities, or

-	our material breach of the agreement,

then, in the case of Mr. Ream, he would be entitled to a number of benefits under the agreement. These benefits include:

(i)	immediate vesting of his restricted stock and stock options (which would then be exercisable for up to 30 days), the value of which would vary depending on the value of our common stock at the time (as of December 29, 2006, the restricted stock had a value of $202,500 and the stock options had a value of $3,825);

(ii)	a lump-sum cash payment of two times the sum of: (x) his base salary of $320,000 plus (y) 125% of his base salary if the termination precedes or is more than two years after a change in control of the company or three times the above sum if the termination occurs within the two years following a change in control (as of December 29, 2006, the value of this benefit totaled $1,440,000 or $2,160,000 if within two years following a change of control);

(iii)	outplacement services for 12 months (value of $54,400);

(iv)	payment of any amounts owed but unpaid to him under any plan, policy or program of the company as of the date of termination provided by, and in accordance with the terms of, such plan, policy or program (value of this benefit as of December 29, 2006 totaled $491,200); and

(v)	a gross-up payment if his payments or benefits become subject to an excise or other additional tax; our current calculations indicate that no gross-up payment would be required, however, the value of this payment would have totaled $827,048 on December 29, 2006.

If termination resulted from Mr. Ream’s death or disability, the benefits accruing under clause (i) of the foregoing sentence would result. For a termination for any reason other than death, Mr. Ream would receive lifetime flight benefits on any airline operated by us or by Continental Airlines, including (w) space available travel to Mr. Ream and eligible family members, (x) positive space travel up to an annual value of $50,000 plus a tax gross-up of up to $10,000 (each subject to annual adjustment) relating to the value of any such positive space travel, (y) participation in Continental Airlines’ frequent flyer program and (z) participation in Continental Airlines’ airport lounge program. If Mr. Ream terminated the agreement for any reason or if the company chose not to renew it, he would also receive certain insurance benefits throughout his lifetime for himself and his eligible family members. These benefits include medical, health, dental, life insurance, disability, vision care, accidental death and dismemberment, and prescription drug, and would be provided to him at no greater cost than that applicable to a similarly situated executive of the company who has not terminated employment. The value of these flight and health benefits totaled $393,631 and $154,491, respectively, as of December 29, 2006.

In the case of the other executives, they would be entitled to a number of benefits under their agreements. If we terminated their agreements other than for their death, incapacity, material breach or “cause”, and either before or more than 18 months following a change in control of the company, these benefits would include:

(i)	flight benefits similar to those provided to Mr. Ream for the respective officer’s lives; however the annual value of positive space travel for the other officers would approximate $25,000, plus a $7,500 tax gross-up, and Mr. Peterson’s benefits would be limited to airlines and programs that we operate (values of $512,824, $260,230 and $82,722 for Messrs. Cromer, Losness and Peterson, respectively, as of December 29, 2006);

(ii)	insurance coverage similar to Mr. Ream’s, but limited to 24 months, which benefits are valued at $19,113, $22,895 and $18,530, respectively, for Messrs. Cromer, Losness and Peterson;

(iii)	outplacement services for twelve months, valued at $40,664, $35,894 and $32,844, respectively, for Messrs. Cromer, Losness and Peterson as of December 29, 2006;

(iv)	continued monthly salary payments for 24 months, aggregating $478,400, $414,000 and $386,400 for Messrs. Cromer, Losness and Peterson, respectively, as of December 29, 2006; and

(v)	at the discretion of our board of directors or its Human Resources Committee, a bonus, the value of which cannot currently be calculated.

However, if the executives were terminated other than for their death, incapacity, material breach or cause, or terminated their employment due to a constructive termination, in either case within 18 months following a change in control (or prior to a change in control to avoid the change in control provisions of the employment agreement), then they would, respectively, be entitled to:

(i)	the flight benefits specified above;

(ii)	the insurance coverage specified above;

(iii)	the outplacement services specified above; and

(iv)

a lump-sum cash payment equal to the sum of: (x) a pro rata bonus payment under the company’s Management Bonus Plan, plus (y) two times the executive’s base salary then in effect, plus (z) two times the amount of the his target bonus under the Management Bonus Plan (as of

December 29, 2006, the aggregate bonuses would have totaled $269,100, $234,924 and $206,724 for Messrs. Cromer, Losness and Peterson, respectively);

however, the executives other than Mr. Ream do not receive a tax gross-up payment if their compensation and benefits would trigger an excise or other additional tax. Instead, their compensation would be reduced to a level sufficient to not trigger the taxes. Consequently, the estimated lump-sum payments to Messrs. Cromer, Losness and Peterson are estimated to be $401,151, $612,306 and $538,977, respectively, due to the calculations required under the federal tax code. In addition, in the event a change in control occurred, the outstanding stock options and restricted shares of each of the named executives including Mr. Ream would vest in full. As of December 29, 2006, the value of this vesting totals $207,188, $3,188 and $105,188 for the stock options and $136,688, $177,188 and $136,688 for the restricted stock held by Messrs. Cromer, Losness and Peterson, respectively. Mr. Losness is fully vested already due to his January 2007 retirement.

Under our Supplemental Retirement Plan, the accounts allocated to our executive officers will be fully vested upon their termination of employment by reason of death, disability or retirement or the occurrence of a change of control. The amounts credited to a participant’s account will be distributed in the form of a lump-sum payment as soon as reasonably practicable following their termination or a change in control, as applicable. The current balances in the executives’ accounts are set forth above in the Pension Benefits table. The approximate value of the deemed contributions made to the officers’ accounts for 2006 is as follows: Ream—$15,115; Cromer—$5,768; Losness—$39,339; and Peterson—$10,850.

COMPENSATION DISCUSSION AND ANALYSIS

The Human Resources Committee (for purposes of this analysis, the “Committee”) of our board has responsibility for establishing, implementing and monitoring adherence with our compensation philosophy. The Committee works to ensure that the total compensation paid to the executive officers is fair, reasonable and competitive. Generally speaking, the types of compensation and benefits provided to executive officers are similar to those provided to our other officers and key employees.

Throughout this proxy statement, the individuals who served as our chief executive officer and chief financial officer during fiscal 2006, as well as the other individuals included in the Summary Compensation Table, are referred to as the “executive officers” or simply the “executives”.

Compensation Philosophy and Objectives

Our executive compensation program is designed to attract and retain qualified executives. We believe each element of total compensation that we offer improves the competitiveness of our program relative to the compensation paid to similarly situated executives in comparably sized airlines and other companies outside the airline industry and plays an integral role in facilitating the advancement of the company’s interests. To that end, the Company believes that executive compensation packages should include both fixed and variable pay elements designed to deliver a competitive total compensation opportunity to executives. For variable pay elements, the Company uses both cash and stock-based compensation to align executives’ interests with those of stockholders and to reward performance measured by operating and/or strategic performance and stock price performance.

Determining Executive Compensation

In establishing the elements of its executive compensation program, the Committee reviews:

•	the nature and level of the executive position;

•	the labor markets from which qualified individuals are recruited;

•	the companies and industries competing for our executives; and

•	the performance of individual executives over time.

The Committee retained Frederic W. Cook & Co., Inc. (“Cook”) as its independent compensation consultant during 2006 to conduct a review of its total compensation program for the executive officers as well as for other key employees. Cook provided the Committee with relevant market data and alternatives to consider when making compensation decisions. Using data prepared by Cook, the Committee reviews the total compensation levels for our executives relative to total compensation provided at an industry and size-relevant group of companies (“Airline Peer Group”) as well as general industry indices reflecting comparably sized companies outside the airline industry with which the Committee believes we compete for talent and for stockholder investment. The companies comprising the Airline Peer Group are:

•	US Airways

•	Alaska Airlines

•	SkyWest

•	JetBlue Airways

•	AirTran Airways

•	Mesa Airlines

•	Republic Airways

•	Frontier Airlines

Base salaries, short and long-term incentive pay and other benefits are all targeted at median levels of external market practices defined as the Airline Peer Group and similarly sized companies other than airlines.

We try to provide competitive base salaries, but seek to focus the majority of executives’ compensation on variable pay to incentivize improved performance. To date, we have not had a pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. The Committee reviews information provided by Cook to determine the appropriate level and mix of incentive compensation. Income from incentive compensation is realized as a result of the performance of the Company or, depending on the type of award, the achievement of established goals.

Role of Individual Pay Components

In connection with our initial public offering in 2002, the elements of our compensation program were determined by Continental Airlines and were similar to programs it developed with its compensation consultants. Since then, the Committee has worked with its consultants and advisers to customize a total compensation program for our executives. A summary of the elements of compensation that we provide to executive officers is presented below:

•	Base Salaries designed to be competitive within the airline industry and within the broader marketplace for executive talent;

•	Annual Cash Bonuses targeted at 40-60% of base salary, depending on the participant’s level of responsibility;

•	Stock Options bearing 7-year terms and exercise prices equal to the fair market value (defined as the closing price) of our common stock on the grant date; options were/are awarded (a) at the time of our initial public offering, (b) upon an executive’s initial election, (c) on the date of our annual stockholders meetings, and (d) in 2005, at the time salary reductions were taken by the executives; we periodically audit our equity awards to ensure that grants occur only on these occasions and are not backdated; we have found no exceptions;

•	Restricted Stock beginning in 2004 to reduce our reliance on stock options and granted on the dates referenced in clauses (b)-(d) of the foregoing paragraph;

•

Long Term Incentive Plan which began in 2006 and may award cash, restricted shares of our common stock or a combination of both; the 2006 and 2007 cycles of the plan were each for one year and consisted of cash awards;

•	Supplemental Retirement Plan designed to compensate participants for the benefits lost by no longer participating in Continental Airlines’ pension plan following our initial public offering; and

•

Flight Benefits, which are typical in our industry and consist of space available and some positive space travel on the flights of ExpressJet and some partner airlines, as well as participation in frequent flyer and airport lounge programs.

While salaries are designed to provide basic compensation and financial stability to the executives, the purpose of annual cash bonuses is primarily to encourage the executives to focus on the execution of the operating plan approved by our board of directors for the current year. Equity awards of stock options and restricted stock are designed to identify executives’ interests with those of stockholders and thereby strengthen their concern for the welfare of our company over the longer term. Unlike the annual cash bonuses, which are paid based on achievement of a targeted operating income, the value of stock options and restricted stock is inherently linked to the performance of our common stock. Our Long Term Incentive Plan may be used in the future to further align executives’ interests with the company’s long-term goals, but has initially been used to encourage the executives to remain with the company in the near term, as discussed more fully below. Modest supplemental retirement plan benefits were designed to compensate the executives for joining the company from Continental Airlines and thus terminating participation in Continental’s pension plan.

The Committee oversees our general compensation structure and administers our bonus, incentive and other compensation plans. The Committee works with management to establish compensation packages and programs that appropriately incentivize the executives, in particular taking into account the chief executive officer’s views on the appropriate compensation for the other executive officers. Although it receives this input, the Committee acts independently in its decisions and is guided by its own judgment and the advice of its advisors more than the desires of management. The Committee works closely with its compensation consultants and legal advisers to provide total compensation packages capable of securing and incentivizing high-caliber employees and to ensure that the components of executives’ pay packages are reasonable. In establishing executive compensation packages, the Committee reviews tally sheets (which detail the value of an executive’s salary, bonuses, equity awards, and other benefits, including retirement, termination of employment and a change in control of the company under various circumstances) and other materials to confirm that the overall amount payable to executives is reasonable and that their compensation packages are appropriately structured relative to relevant industry peers.

Compensation of Named Executive Officers for 2006

Base Salaries

As discussed above, the Committee works with its consultants and advisers to customize a compensation structure and appropriate compensation elements for our executives. Based on the Committee’s reviews, the salary of Jim Ream, our chief executive officer, remained unchanged from the initial public offering through 2004, although other executives’ salaries increased in 2004 since they lagged the industry average. However, as conditions in the airline industry worsened, and major carriers began to seek concessions from their regional partners, we reduced executives’ base salaries in April 2005, even though the company’s profits were at record highs. Salaries remained at this reduced level through 2006. As part of the Committee’s annual compensation review, it determined to moderately increase salaries in March 2007, although not to their pre-April 2005 levels. The reductions and increases are summarized below:

Name	2005 Decrease	Percentage Decrease	2007 Base Salary	Percentage Increase
James B. Ream	$400,000 to $320,000	20%	$352,000	10%
Frederick S. Cromer	$260,000 to $239,200	8%	$250,000	4.5%
Jerry E. Losness	$225,000 to $207,000	8%	Retired in January 2007	n/a
Scott R. Peterson	$210,000 to $193,200	8%	$200,000	3.5%

In connection with the 2005 salary reductions, the Committee sought to incentivize the executives to remain with the company and help manage it through the industry’s downturn by awarding them a number of stock options and restricted shares, the amounts and terms of which were determined after extensive deliberation by the Committee with its independent consultants at the time:

Name	Grant Date	Restricted Shares	Stock Options	Exercise Price of Stock Options
James B. Ream	4-1-05	12,500	42,500	$11.24
Frederick S. Cromer	4-1-05	10,000	25,000	$11.24
Jerry E. Losness	4-1-05	7,500	20,000	$11.24
Scott R. Peterson	4-1-05	7,500	20,000	$11.24

Annual Cash Bonuses

A cash bonus is available under the Management Bonus Plan to reward achievement of the annual financial target selected by the Committee. The target bonuses for the executives named in the Summary Compensation Table have historically ranged from 40-60% of base salary; while the Committee can specify a higher percentage, it cannot exceed 100% of an executive’s base salary.

For 2006, Mr. Ream’s target was 60% of his base salary; Mr. Cromer’s was 45%; and Messrs. Losness and Peterson’s were 40%, based on the executive’s level of responsibility. The bonus is based on a single measurement: the company’s operating income for the year. If operating income is at least 90% of the goal approved by the Committee, then payment is made on a sliding scale of 90-10% of the target bonus based on the company’s performance in relation to the goal. The Committee believed that the target for 2006 was challenging, but achievable. We met, but did not exceed the 2006 operating income target set by the Committee. Accordingly, the participants in the plan received their target bonuses available under the plan, which are shown under the column “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table above.

Equity Awards

The Committee also makes equity awards to help align the executives’ long-term interests with those of stockholders. Equity is awarded annually in an amount deemed to be competitive with other companies in the Airline Peer Group and comparably sized companies outside the airline industry; consequently, the grant date value is not intended to equate to a specific portion of the executive’s base salary.

In 2006, Mr. Ream received no equity awards. Messrs. Cromer and Peterson received options to purchase 75,000 and 37,500 shares of our common stock for $5.40 per share, the fair market value (closing price) of our stock on the date the options were awarded. On the same day, Mr. Losness was awarded 10,000 shares of restricted stock as part of his annual compensation; restricted shares were awarded in lieu of an option in light of

Mr. Losness’s plan to retire eight months after the grant, and the shares vested fully upon his retirement in January 2007.

All awards of options to purchase the company’s common stock are made at or above the closing price at the time of the award. Annual awards of stock options to executives are made at the Committee’s meeting held on the day of the annual stockholders meeting, which we have historically held in May. The Committee awards newly hired or promoted executives their initial award of stock options and restricted stock as closely as possible to their date of hire or promotion.

Since stock available under our 2002 Stock Incentive Plan has been substantially depleted, any future awards to be paid in stock will require approval by stockholders of additional shares to be used in an incentive compensation plan, such as the 2007 Stock Incentive Plan proposed for stockholder consideration later in this proxy statement.

Long Term Incentive Awards

The Long Term Incentive Plan was implemented to provide additional incentives for executives to remain with the company and, initially, to manage it through the diversification required by Continental Airlines’ notice in December 2005 that it would terminate 25% of the flying we perform under our capacity purchase agreement (the source of significantly all of our revenue at that time) beginning in December 2006. Long-term incentive awards may relate to a single- or multiple-year performance cycle and may be payable in cash or stock. The initial awards under our plan for 2006 and 2007 each were based on a one-year cycle due to the transitional nature of our 2006 and 2007 business plans, and are payable in cash.

The awards granted in 2006 and 2007 were based solely on the executive remaining employed by the company at the end of 2006 and 2007, respectively. The amounts payable were determined by the Committee in consultation with its independent advisers.

The Human Resources Committee will re-evaluate the type and amount of awards, if any, to be made with respect to subsequent years.

Flight Benefits

Flight benefits remain at the level initially established by Continental Airlines in connection with our initial public offering; since they are of the type provided to executives at other companies in the airline industry, we have not deemed it necessary either to increase or decrease them. Flight benefits are not related to the other pay elements awarded to executives.

Perquisites

We provide no other perquisites or personal benefits to our executive officers.

Retirement Benefits

As noted above, our supplemental retirement plan benefits are designed to compensate participants, based on applicable actuarial assumptions and the participant’s age, for the benefits lost by no longer participating in Continental Airlines’ pension plan. The plan is unqualified and unfunded; rather we maintain an account to which hypothetical contributions and interest amounts are credited. On the last day of each calendar year, we credit a hypothetical contribution to each participant’s account equal to a specified percentage of his or her base salary (including any portion of base salary deferred) and a hypothetical interest amount equal to 8% of the account balance as of the first day of that calendar year.

Deductibility of Executive Compensation

As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which denies publicly held companies tax deductions in certain circumstances for annual compensation exceeding $1 million paid to their chief executive officer or any of their four other most highly compensated executives. No deduction is permitted for this compensation unless it is based on performance criteria established by a committee of outside directors and approved by a company’s stockholders. Our stock options were designed to qualify as performance-based compensation under Section 162(m). However, neither the restricted stock nor the bonuses available under the management bonus or long term incentive plans were so designed. Nevertheless, we believe that all compensation paid or awarded to date will be deductible by the company. The committee has the authority to approve compensation or changes to plans, programs or awards in the future that could cause the compensation or awards not to qualify for tax deductions under Section 162(m).

EXECUTIVE COMPENSATION REPORT OF THE COMPENSATION COMMITTEE

The Human Resources Committee of the board of directors, which functions as the company’s compensation committee, has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with management. Based on this review and discussion, the committee recommended to the board that the Compensation Discussion and Analysis be included in this proxy statement.

Human Resources Committee

Janet M. Clarke, Chair

Kim A. Fadel

Judith R. Haberkorn

Bonnie S. Reitz

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As described above, each member of the Human Resources Committee of the board has been determined by the board to be independent. None of these directors is or has been in the past an officer or employee of the company or any of its subsidiaries and none has any interlocking or other relationship with the company or its management requiring disclosure.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Through December 31, 2006, Continental Airlines held in excess of 5% of our common stock. In January 2007, Continental sold all but 625 shares of those shares.

As of January 1, 2006, we had $17.5 million of indebtedness outstanding under a note payable to Continental. We paid off the remaining principal on this note, together with all accrued interest, on March 31, 2006, a payment totaling $17.8 million.

We derived substantially all of our revenue in 2006 from payments for services we provide under our capacity purchase agreement with Continental, which is described below. Our total revenue for the year ended December 31, 2006 was $1.7 billion, an amount equal to approximately 12.8% of Continental’s consolidated gross operating revenues for 2006.

Under the capacity purchase agreement, Continental purchases all of the capacity for our aircraft covered by the agreement and pays us specified rates per scheduled block hour for the aircraft, together with certain incentive payments and reimbursements. Continental controls scheduling, ticket prices and seat inventories with respect to these operations, performs all related sales and ticketing functions, and receives cash directly for the sale of the related tickets. In connection with the capacity purchase agreement, we have also entered into various aircraft leases and subleases, a master facility and ground handling agreement, an administrative support and information services agreement and a fuel purchasing agreement with Continental.

We currently lease or sublease all of our aircraft under long-term operating leases from Continental. We also lease or sublease, under various operating leases, substantially all of our ground facilities used in connection with the capacity purchase agreement, including facilities at public airports, from Continental. Our total operating lease expense related to leases with Continental was approximately $315.1 million in 2006.

Continental provides various services to us and charges us the rates specified in the capacity purchase agreement. In 2006, these charges included $78.7 million related to customer services such as ground handling, $8.1 million for other services including technology, transaction processing, treasury and risk management services, and $227.2 million for fuel and fuel taxes under our fuel agreement with Continental.

In accordance with our tax agreement with Continental, to the extent we generate taxable income sufficient to realize additional tax deductions, we are required to pay Continental a percentage of the amount of tax savings actually realized, excluding the effect of any loss carrybacks. We are required to pay Continental 100% of the first third of the anticipated tax benefit, 90% of the second third, and 80% of the last third. However, if the tax benefits are not realized by the end of 2018, we will be obligated to pay Continental 100% of any benefit realized after that date. The net payment we made to Continental during 2006 under the tax agreement was approximately $24.8 million.

We have entered into various agreements for purposes of governing our ongoing relationship with Continental. These agreements include provisions relating to our employee benefit obligations, including flight travel benefits for employees of ExpressJet and Continental and the allocation of federal, state and local tax liabilities between us and Continental. All of these agreements, as well as the capacity purchase agreement and related operating agreements and leases described above, were made in the context of a parent-subsidiary relationship in which we were not separately advised by legal or financial advisors, and their terms may be more or less favorable to us than if they had been negotiated with unaffiliated third parties.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is currently comprised of four non-employee members of the board of directors. The board has reviewed any relationships that members of the Audit Committee may have with the company and its management, as well as their background and qualifications. The board has determined that the members of the committee are independent and financially literate and that Messrs. Badalamenti and Wallman qualify as audit committee financial experts, in each case, as those concepts are defined under applicable rules of the SEC and/or the NYSE.

The committee has a written charter that is available on the company’s website at www.expressjet.com. The committee reviews the charter annually and reports to the board on its adequacy in light of applicable NYSE and SEC rules. The board has adopted the charter, consistent with those rules, and the company furnishes a written affirmation to the NYSE each year relating to the matters addressed in the foregoing paragraph and to the adequacy of the committee’s charter.

As required by its charter, the committee has:

(a)	reviewed and discussed with management and the company’s independent registered auditors the audited financial statements of the company as of and for the three years ended December 31, 2006, and the audit of internal controls over financial reporting as of December 31, 2006, included in the company’s annual report;

(b)	reviewed and discussed with the independent registered auditors the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees”;

(c)	received from the independent registered auditors the written disclosures and the letter delineating all relationships between such auditors and the company and the other matters required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”;

(d)	reviewed and discussed with the independent registered auditors their independence; and

(e)	recommended to the board, based on the foregoing reviews and discussions, that the audited financial statements be included in the company’s annual report on Form 10-K for the year ended December 31, 2006 for filing with the SEC.

Throughout the year, the committee meets with various employees and has access to all of the company’s employees. In addition to meeting with the independent registered auditors, who are appointed by and report directly to the committee, the committee is authorized to and may from time to time retain outside legal, accounting or other advisors if it deems it necessary.

During the last year, the committee discussed with the company’s internal and independent registered auditors the overall scope and plans for their respective audits, the results of their examinations, their evaluations of the company’s internal controls, and the overall quality of the company’s financial reporting. In addition, the committee reviewed with the independent registered auditors their judgment as to the quality, and not just the acceptability, of the company’s accounting policies, and determined that the non-audit services provided by the independent registered auditors to the company are compatible with maintaining the independence of the independent registered auditors.

Although the committee is charged with overseeing the company’s accounting and financial reporting processes and the audit of its financial statements, the charter makes clear that it is not the duty of the committee to plan or conduct audits or to determine that the company’s financial statements are complete, accurate and in accordance with generally accepted accounting principles. Management is responsible for the company’s financial reporting process including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent registered auditors are responsible for expressing an opinion on those financial statements and opinions on management’s assessment of internal control and the effectiveness of internal controls over financial reporting.

We have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States. We have also relied on the representations of the independent registered auditors in their report on the company’s financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our reviews and discussions with management and the independent registered auditors do not assure that the company’s financial statements are presented in accordance with generally accepted accounting principles or that the audit of the company’s financial statements has been carried out in accordance with standards promulgated by the Public Company Accounting Oversight Board.

Audit Committee

Richard F. Wallman, Chairman

Salvatore J. Badalamenti

George R. Bravante, Jr.

Janet M. Clarke

CODE OF ETHICS

ExpressJet’s board has approved the “Principles of Conduct”, which are applicable to all directors, officers and employees of the company, including the principal executive officer, the principal financial officer and the principal accounting officer. The Principles of Conduct are available on our website at www.expressjet.com and in print without charge to any stockholder who sends a written request to the company’s Secretary at our principal executive offices. We intend to post any amendments to or waivers of this code for our directors and executive officers, including the principal executive officer, principal financial officer and principal accounting officer, at this location on our website.

Proposal 1:

ELECTION OF DIRECTORS

It is the intention of the persons named in the enclosed form of proxy, unless otherwise instructed, to vote duly executed proxies for the election of the nominees for director listed below. Pursuant to our bylaws, directors will be elected by a plurality of the votes duly cast at the Meeting. We do not expect the nominees to be unavailable to serve for any reason, but if that should occur before the Meeting, we anticipate that proxies will be voted for other nominees to be selected by the board of directors.

General

Our board of directors currently consists of eight persons, two Class I directors with terms expiring at the 2008 annual meeting of stockholders, three Class II directors with terms expiring at the 2009 annual meeting of stockholders, and three Class III directors with terms expiring at the Meeting. There is no family relationship between the nominees for director and any other director or executive officer.

At the Meeting, stockholders will vote for the nominees for Class III director listed below. The terms of the Class III directors elected at the Meeting will continue until the annual meeting of stockholders in 2010 or until their respective successors have been duly elected and have qualified. The following table shows (i) the nominees’ names and ages, (ii) the period for which each has served as a director, (iii) all positions and offices with ExpressJet currently held by the nominees and their principal occupations and business experience during the last five years, (iv) other directorships held by the nominees and (v) the standing committees of the board of directors on which they serve.

Nominees to Serve Three-Year Terms Expiring at the 2010 Annual Meeting (Class III Directors)

Name, Age, Position and Committee Memberships	Term of Office and Business Experience
SALVATORE J. BADALAMENTI, age 47, (Audit Committee)	Mr. Badalamenti has been a director since October 2006. He retired in 1999, having served in a number of positions with Kohlberg Kravis Roberts & Co. (management buyout firm) from 1985-1999, most recently as Chief Financial Officer. He was an investor in Epic International, Inc., a start-up company formed in 1999, and was elected a director of the company in early 2002. He served as Secretary, Treasurer and Chief Financial Officer of the company, resigning all positions in March 2003. Subsequent to his departure, the company elected to file a voluntary bankruptcy petition in May 2003.

KIM A. FADEL, age 54, (Human Resources Committee; Nominating and Corporate Governance Committee, Chair)	Mr. Fadel has been a director since May 2002. He is currently Managing Counsel, Retail Markets for BellSouth Telecommunications, Inc. d/b/a AT&T of the Southeast (telecommunications), a position he has held since January 24, 2006. He was Chief Counsel—Small Business Services for BellSouth from 2000-2006.

Name, Age, Position and Committee Memberships	Term of Office and Business Experience
JUDITH R. HABERKORN, age 59, (Human Resources Committee; Nominating and Corporate Governance Committee)	Ms. Haberkorn has been a director since June 2006. She retired in June 2000, having served as President—Consumer Sales & Service for Bell Atlantic Corp. (telecommunications) since December 1998 and in various other positions with Bell and its predecessors since 1968, including President—Public & Operator Services and Vice President—Materials Management. Ms. Haberkorn is also a director of Armstrong World Industries, Inc., and Enesco Corporation, and a member of the advisory board of Norfolk Southern Railroad.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED ABOVE, WHICH IS DESIGNATED AS PROPOSAL NO. 1 ON THE ENCLOSED PROXY.

Continuing Directors

The following describes current directors of the company whose terms will continue after the Meeting.

Directors Serving a Term Expiring at the 2008 Annual Meeting (Class I Directors)

Name, Age, Position and Committee Memberships	Term of Office and Business Experience
JAMES B. REAM, age 51, President and Chief Executive Officer (Executive Committee)	Mr. Ream has been Chief Executive Officer since July 2001 and has been President and a director since October 1999. He joined Continental Airlines in 1994 as Vice President—Finance, responsible for accounting, financial planning and analysis. Mr. Ream was President and Chief Operating Officer from 1996 to 1998 of Continental Micronesia, Inc. and Senior Vice President—Asia for Continental Airlines from 1998 to 1999. Prior to joining Continental, he held various positions within the finance department of American Airlines, Inc.

BONNIE S. REITZ, age 54, (Human Resources Committee)	Ms. Reitz has been a director since July 2006. Founder of Inside Out-Culture to Customer, a consulting company (April 2003-present); Senior Vice President—Sales and Distribution of Continental Airlines, Inc. (1996-March 2003). Director of PNM Resources, Inc.

Director Serving a Term Expiring at the 2009 Annual Meeting (Class II Directors)

Name, Age, Position and Committee Memberships	Term of Office and Business Experience
GEORGE R. BRAVANTE, JR., age 48, Chairman of the Board (Audit Committee; Executive Committee; Nominating and Corporate Governance Committee)	Mr. Bravante has been a director since July 2004. He is the founder and General Partner of Bravante–Curci Investors, LP, a merchant bank focusing on real estate investments in California. He has held this position since 1996.

Name, Age, Position and Committee Memberships	Term of Office and Business Experience
JANET M. CLARKE, age 54, (Audit Committee; Human Resources Committee, Chair)	Ms. Clarke has been a director since May 2002. Ms. Clarke is the founder of Clarke Littlefield LLC (a marketing technologies advisory firm) and has served as its President since June 2003 and from 2001 to 2002. She was the Chief Marketing Officer of DealerTrack, Inc. (September 2002 to June 2003); Executive Vice President of Young & Rubicam Inc. and Chairman and CEO of its KnowledgeBase Marketing subsidiary (2000 to 2001). Ms. Clarke is also a director of Asbury Automotive Group, Inc., eFunds Corporation and Gateway, Inc.

RICHARD F. WALLMAN, age 55, (Audit Committee, Chair; Executive Committee; Nominating and Corporate Governance Committee)	Mr. Wallman has been a director since January 2004. He retired in July 2003, having served as Senior Vice President and Chief Financial Officer of Honeywell International Inc., and its predecessor, Allied Signal, Inc., since March 1995. Mr. Wallman is also a director of Ariba, Inc., Avaya Inc., Hayes Lemmerz International, Inc., Lear Corporation and Roper Industries, Inc.

Proposal 2:

APPROVAL OF

2007 STOCK INCENTIVE PLAN

We are seeking stockholder approval of the ExpressJet Holdings Inc. 2007 Stock Incentive Plan (the “2007 Plan”). Our board of directors adopted the 2007 Plan on February 20, 2007, subject to stockholder approval. If stockholders approve the 2007 Plan, the number of shares of Common Stock that will be available for issuance under the 2007 Plan will be 6,250,000 shares.

The Human Resources Committee and management worked closely with the independent advisers of the Committee to develop the 2007 Plan with the goals of attracting and retaining selected individuals to serve as employees, directors, consultants and/or advisors of the company and its subsidiaries who are expected to contribute to the company’s success, and achieving long-term objectives that will inure to the benefit of all stockholders of the company. The 2007 Plan is designed to help us achieve these objectives by providing us the flexibility to grant stock options, stock appreciation rights, restricted stock, restricted stock unit awards, other share-based awards or performance awards (each, an “Award”) and work in conjunction with our existing Management Bonus Plan and Long-Term Incentive Plan. Please refer to “Compensation Discussion and Analysis” for information on our existing incentive compensation structure.

In addition to helping us achieve these objectives, our board believes that the provisions of the 2007 Plan reflect the company’s continued commitment to strong corporate governance practices in the interest of its stockholders by:

•	prohibiting stock option repricing without prior stockholder approval;

•

prohibiting the issuance of stock options or stock appreciation rights with an exercise price below fair market value (generally, the closing price of a share of our common stock on the date of an Award’s grant);

•	setting minimum vesting periods and establishing maximum terms for certain types of awards; and

•	establishing minimum and maximum performance periods for performance-based awards.

The following summary description of the 2007 Plan is qualified in its entirety by reference to the full text of the 2007 Plan, which is attached to this Proxy Statement as Appendix “A”.

Eligible Participants

All employees and non-employee directors of the company and its subsidiaries will be eligible to be selected by the Committee to receive awards under the 2007 Plan. As of April 11, 2007, we had approximately 7,800 employees and seven non-employee directors.

Shares Subject to the 2007 Plan

The total number of shares of common stock available for grants of Awards under the 2007 Plan is 6,250,000 shares. The total number of shares of Common Stock available for future Awards will be reduced by one share for each one share issued in connection with any Award. Whenever shares subject to an Award are forfeited, expire or otherwise terminate without being issued, or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the shares subject to the Award, those shares shall again be available for issuance under the plan.

The shares to be delivered under the 2007 Plan may consist wholly or in part of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise. On April 4, 2007, the closing price per share of our common stock on the New York Stock Exchange was $5.94.

Administration

The 2007 Plan will be administered by the Human Resources Committee of the Board (the “Committee”). The Committee has the authority to determine the employees and directors to whom Awards may be made and the terms and conditions of each award. The Committee may also make exceptions to the provisions of Awards under certain circumstances.

Types of Awards

The 2007 Plan provides for grants of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards and substitute awards.

Options.    An option is the right to purchase shares of common stock at a future date at a specified exercise price. The per share exercise price will be determined by the Committee, but must at least equal the fair market value of the underlying shares of common stock on the date of the grant. The Committee determines the date after which options may be exercised in whole or in part, and the expiration date of each option. However, no option Award will be exercisable after the expiration of 10 years from the date the option is granted, except in the event of death or disability.

Stock Appreciation Rights.    A stock appreciation right is a contractual right granted to the participant to receive, in cash, an amount equal to the appreciation of one share of common stock from the date of grant. Any stock appreciation rights will be granted subject to the same terms and conditions applicable to options, as described above.

Restricted Stock and Restricted Stock Units.    A restricted stock award involves an immediate transfer of ownership of a fixed number of shares of common stock to the participant, although the shares are subject to a risk of forfeiture or to other conditions or restrictions during specified periods of time. Unless otherwise provided in the Award Agreement, the participant is immediately entitled to voting, dividend and other ownership rights in these shares. A restricted stock unit is an award denominated in units of shares of common stock that is subject to the terms and conditions the Committee deems appropriate. For each restricted stock unit, a participant will be entitled to receive (assuming all terms and conditions are met) either shares of common stock or a cash amount calculated with reference to the value of a share of Common Stock. In the absence of special situations, restricted stock awards and restricted stock unit awards that are subject solely to continued employment with the company or a subsidiary must have a vesting period of not less than three years from the date of grant, but may be subject to pro rata vesting during that time period.

Other Share-Based Awards.    Other share-based Awards derive their value wholly or partially by reference to shares of our common stock or other property. In the absence of special circumstances, share-based Awards must have a vesting period of not less than three years from the date of grant, but may be subject to pro rata vesting during that time. The minimum vesting period does not apply to grants made to directors.

Performance Awards.    A performance Award is the opportunity to earn the right to a future payment based on the satisfaction of performance criteria established by the Committee and included in the Award agreement. Performance Awards may be in the form of performance cash, performance shares, or performance units for no consideration or for such consideration as may be required by applicable law. The performance criteria and terms of the performance Award are established by the Committee, but the performance period may not be shorter than one year or longer than five years. The final determination of the Award terms is made by the Committee. Performance Awards may be paid in cash, shares, other property, or a combination thereof, in the discretion of the Committee.

Substitute Awards.    A substitute Award is an Award granted or shares issued by the company in assumption of, substitution or exchange for, awards or obligations to make future awards granted by another company that has been acquired or combined with the company or any subsidiary. Substitute Awards are in the form of any other type of Award made under the 2007 Plan, but may deviate from vesting and other restrictions of those Awards in order to conform or adapt to the award or obligation it is replacing.

Substitute Awards

If the company or any of its subsidiaries acquires, merges or otherwise combines with another company, the company may grant Awards in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards. Substitute Awards will not reduce the number of shares authorized for grant under the 2007 Plan or authorized for grant to a participant in a calendar year. The exercise price of a substitute Award may be less than the fair market value of the underlying shares of common stock on the date of grant if the exercise price is based on the terms of a pre-existing plan. The Committee may provide for the vesting of a substitute Award sooner than required for other Awards. In addition, if the entity merged or otherwise combined with the company or a subsidiary has shares available under a pre-existing plan approved by its stockholders, not adopted in contemplation of the acquisition or combination, the company may use those shares for Awards and it will not reduce the shares authorized for grant, provided that Awards using these available shares will not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and may only be made to individuals who were not employees or directors prior to the acquisition or combination. The terms of substitute Awards may vary from the terms set forth in the 2007 Plan to the extent the Committee deems it appropriate to conform wholly or partially to the provisions of the awards in substitution for which they are granted.

Limitations on Awards to Individual Participants

The 2007 Plan includes the following limitations on Awards:

•	a participant may not receive options or stock appreciation rights with respect to more than 1,500,000 shares during any thirty-six month period;

•

a participant may not receive restricted stock, restricted stock units, performance awards and/or other share-based awards intended to comply with the performance-based exception under Section 162(m) of the Internal Revenue Code with respect to more than 750,000 shares in any thirty-six month period; and

•

the maximum dollar value that may be earned by any participant in any twelve-month period with respect to performance awards that are intended to comply with the performance-based exception under Section 162(m) and are denominated in cash is $3,000,000.

Change in Control Provisions

Award agreements may provide that options and stock appreciation rights outstanding as of the date of a change in control shall be cancelled and terminated without payment if the fair market value of one share on the date of the change in control is less than the option exercise price or stock appreciation right grant price. In the event of a change in control in which the successor company assumes or substitutes for an option, stock appreciation right, restricted stock, restricted stock unit or other share-based Award, the Awards may be subject to special vesting, acceleration, and exercise periods under certain circumstances. If the successor company does not assume or substitute for Awards, options and stock appreciation rights shall immediately vest, restrictions and deferral limitations on restricted stock and restricted stock units will lapse and the Awards will immediately vest, and restrictions, deferral limitations and other conditions applicable to any other share-based Awards or any other Awards shall also lapse and the Awards will become fully vested and transferable to the full extent of the original grant. Additionally, the Committee may determine, upon the occurrence of a change in control, that each option or stock appreciation right shall terminate within a specified number of days after notice to the participant and/or that each participant shall receive an amount equal to the fair market value of the option or stock appreciation right immediately prior to the occurrence of the change in control.

Transferability of Awards

Except as otherwise permitted by the Committee, participants generally may not sell, transfer, pledge assign or otherwise encumber Awards granted under the 2007 Plan other than by will or the laws of descent and distribution, and each option and stock appreciation right is generally exercisable only by a participant during his or her lifetime.

Termination of Employment

The Committee will determine and set forth in the Award agreement whether the Award will continue to be exercisable, and the terms of its exercise following a participant’s termination of employment with the company or any of its subsidiaries.

Amendment and Termination of the 2007 Plan

The board may, from time to time, alter, amend, suspend or terminate the 2007 Plan as it deems advisable, subject to any requirement for stockholder approval imposed by applicable law or the rules and regulations of the principal securities market on which our common stock is then traded. However, the board may not, without stockholder approval, amend the 2007 Plan to:

•	increase the number of shares that may be the subject of Awards;

•	expand the types of available Awards;

•	materially expand the class of persons eligible to participate;

•	amend any provision pertaining to the establishment of an option exercise price;

•	increase the maximum permissible term of any option or stock appreciation right; or

•	amend the limitations on the number of Awards that may be granted to individual participants.

No amendments to, or termination of, the 2007 Plan may in any way impair the rights of a participant under any Award previously granted without the participant’s consent. In addition, the board may not, without stockholder approval, take any other action with respect to an option or a stock appreciation right that may be treated as a repricing under the rules and regulations of the Securities and Exchange Commission or the principal securities market on which our common stock is then traded.

New Plan Benefits

As of the date of this proxy statement, no Awards have been made under the 2007 Plan. The benefits that will be awarded or paid under the 2007 Plan are not currently determinable. In addition, the benefits that would have been awarded or paid under the 2007 Plan had it been effective during fiscal 2006 are not determinable.

Accounting Treatment

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share-Based Payment” (“SFAS 123(R)”). SFAS 123(R) requires that companies measure and recognize compensation expense at an amount equal to the fair value of share-based payments granted under compensation arrangements. SFAS 123(R) became effective for the company beginning in the first quarter of fiscal 2006. The company has evaluated the impact of the adoption of SFAS 123(R), and determined that it will not have a material impact on our consolidated financial position, results of operations or cash flows.

U.S. Federal Income Tax Consequences

The following is only a summary of U.S. federal income tax consequences to the participant and the company with respect to the grant and exercise of Awards under the 2007 Plan. The summary is not complete, does not discuss any U.S. taxes other than income taxes or the tax laws of any state or foreign country in which a participant may reside, and is based on current law, which is subject to change. Participants in the 2007 Plan should consult their own tax advisors regarding the specific tax consequences to them for participating in and receiving Awards under the 2007 Plan.

Nonqualified Stock Options.    Generally, a participant will not recognize income upon the grant of a nonqualified stock option; instead, the holder of a nonqualified stock option will recognize ordinary income at the time of exercise of the option in an amount equal to the excess of the fair market value of the common stock at the time of exercise over the exercise price. Upon a subsequent sale of the shares of common stock received upon exercise of an option, the difference between the net proceeds of sale and the fair market value of the shares on the date of exercise will generally be taxed as capital gain or loss (long-term or short-term, depending on the holding period).

Stock Appreciation Rights.    Generally, a participant will not recognize income upon the grant of a stock appreciation right; instead, the holder of a stock appreciation right will recognize ordinary income at the time of exercise of the right in an amount equal to the amount of cash plus the fair market value of any shares of common stock and any other property received at the time of exercise. Upon a subsequent sale of any shares of common stock or other property (other than cash) received upon exercise of a stock appreciation right, the difference between the net proceeds of sale and the fair market value of the shares or other property on the date of exercise will generally be taxed as capital gain or loss (long-term or short-term depending on the holding period).

Incentive Stock Options.    A participant will not recognize income upon the grant of a an incentive stock option. In addition, a participant will not recognize income upon the exercise of an incentive stock option if the participant satisfies certain employment and holding period requirements. To satisfy the employment requirement, a participant must exercise the option not later than three months after he or she ceases to be an employee of the company or any of its subsidiaries (or later than one year if he or she is disabled), unless he or she has died. To satisfy the holding period requirement, a participant must hold the stock acquired upon exercise of the incentive stock option more than two years from the date of grant of the stock option and more than one year after the transfer of the shares of common stock to him or her. If these requirements are satisfied, on the sale of the stock, the participant will be taxed on any gain, measured by the difference between the option price and the net proceeds of sale, generally at long-term capital gains rates.

If shares of common stock acquired upon the timely exercise of an incentive stock option are sold, exchanged, or otherwise disposed of without satisfying the holding period requirement (a “disqualifying disposition”), the participant will, in the usual case, recognize (i) capital gain in an amount equal to the excess, if any, of the sales price over the fair market value of the shares on the date of exercise; (ii) ordinary income in an amount equal to the excess, if any, of the lesser of the sales price or the fair market value of the shares on the date of exercise over the option price of the option; and (iii) capital loss equal to the excess, if any, of the option price over the sales price.

Individuals are subject to an “alternative minimum tax” based upon an expanded tax base to the extent this tax exceeds their regular income tax liability. The amount by which the fair market value of the shares acquired upon exercise of an incentive stock option exceeds the option price will be included as a positive adjustment in the calculation of the employee’s “alternative minimum taxable income” in the year of exercise. The “alternative minimum tax” imposed on individual taxpayers is generally equal to the amount by which a specified percentage of the individual’s alternative minimum taxable income (reduced by certain exemption amounts) exceeds his or her regular income tax liability for the year.

Stock options otherwise qualifying as incentive stock options will be treated as nonqualified stock options to the extent that the aggregate fair market value of stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under all of the company’s plans and any of its subsidiaries’ plans) exceeds $100,000 based on the fair market value of the stock at the date of grant.

Restricted Stock.    A participant will not recognize income upon the grant of restricted stock. If the participant makes an election under Section 83(b) of the Internal Revenue Code within 30 days after receiving the shares of restricted stock, however, he or she will recognize ordinary income in the year of receipt in an amount equal to the excess of the fair market value of the shares (determined without regard to the restrictions imposed by the 2007 Plan) at the time of transfer over any amount paid by the participant therefor. Then, upon the sale of the stock, the difference between the fair market value at the time of transfer and the net proceeds of sale will generally be taxed as capital gain or loss (long-term or short-term, depending on the holding period). If a participant makes a Section 83(b) election with respect to shares of common stock that are subsequently forfeited, he or she will not be entitled to deduct any amount previously included in income by reason of that election. If a participant does not make a Section 83(b) election, the participant will recognize ordinary income in the year or years in which the award of restricted stock vests and the restrictions imposed by the 2007 Plan on the Award lapse in an amount equal to the excess, if any, of the fair market value of those shares on the date the restrictions expire or are removed over any amount paid by the participant. If a Section 83(b) election has not been made, any dividends received with respect to shares of common stock subject to restrictions will be treated as additional compensation income and not as dividend income.

Restricted Stock Units.    A participant generally will not recognize income upon the grant of an Award of restricted stock units. The participant will recognize ordinary income in the year or years in which the restricted stock units vest and the restrictions imposed by the 2007 Plan on the Award terminate in an amount equal to the excess, if any, of the fair market value of the shares of common stock on the date the restrictions expire or are removed over any amount paid by the participant for those shares.

Incentive Bonuses.    A participant generally will not recognize income upon the grant of an Award of an incentive bonus. The participant will recognize ordinary income in the year of settlement in an amount equal to the cash received and the fair market value of any shares of common stock received.

Withholding Taxes.    Generally, the company will be required to withhold applicable taxes with respect to any ordinary income recognized by a participant in connection with Awards granted under the 2007 Plan. The Committee may permit a participant to pay withholding taxes through the mandatory or elective sale of shares of common stock, by electing to have the company withhold a portion of the shares that would otherwise be issued upon exercise of an Award or by tendering shares already owned by the participant.

General Matters.    The maximum statutory tax rate applicable to ordinary income is generally 35%, while the maximum statutory tax rate applicable to net capital gains is generally 15%. Awards of restricted stock units or incentive bonuses under the 2007 Plan may, in some cases, result in the deferral of compensation that is subject to the requirements of Section 409A of the Internal Revenue Code. To date, the U.S. Treasury Department and Internal Revenue Service have issued only preliminary guidance regarding the impact of Section 409A on the taxation of these types of Awards. Generally, to the extent that deferrals of these Awards fail to meet certain requirements under Section 409A, the Awards will be subject to immediate taxation and tax penalties in the year they vest unless the requirements of Section 409A are satisfied. It is the intent of the company that Awards under the 2007 Plan will be structured and administered in a manner that complies with the requirements of Section 409A.

The company will generally be entitled to a deduction in computing its federal income tax liability corresponding in amount and time to the participant’s recognition of ordinary income in the circumstances described above, provided, among other things, that the deduction meets the test of reasonableness and is an ordinary and necessary business expense. However, in connection with a change in control of the company, and depending upon the terms and conditions of Awards granted under the 2007 Plan and upon the individual circumstances of participants, some amounts with respect to Awards granted under the 2007 Plan may constitute “excess parachute payments” under the “golden parachute” provisions of Section 280G of the Internal Revenue Code. Under these provisions, a participant will be subject to a 20% excise tax on any “excess parachute payment” and the company will be denied any deduction with respect to that payment. In addition, as described above, in certain instances as a result of the application of Section 162(m) of the Internal Revenue Code, the company may be denied a compensation deduction for Awards granted to certain officers that do not qualify as “performance-based compensation” to the extent their aggregate compensation exceeds $1,000,000 in a given year.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes our equity compensation under all of our equity compensation plans as of December 31, 2006:

Plan Category	(a) Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders	2,702,302	$10.90	102,250
Equity compensation plans not approved by stockholders. . . . . . . .	—	n/a	—
Total. . . . . . . . . . . . . .	2,702,302	$10.90	102,250

Under our 2002 Stock Incentive Plan, as of December 31, 2006, there were 2,702,302 outstanding stock options with a weighted average exercise price of $10.90 and a weighted average term of 7.39 years, and 236,328 full value shares outstanding. As of December 31, 2006, there were 102,250 shares available for future issuance under the 2002 Stock Incentive Plan. No equity grants may be made under any plan other than the 2002 Stock Incentive Plan or the 2003 employee stock purchase plan. If the 2007 Stock Incentive Plan is approved by the stockholders, there will be 6,250,000 shares of common stock authorized for issuance under that plan.

Securities Registration

We intend to register the shares of common stock available for issuance under the 2007 Plan under a registration statement on Form S-8 to be filed with the SEC upon approval of the 2007 Plan by stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE EXPRESSJET HOLDINGS, INC. 2007 STOCK INCENTIVE PLAN, WHICH IS ATTACHED TO THIS PROXY STATEMENT AS APPENDIX “A” AND IS DESIGNATED AS PROPOSAL NO. 2 ON THE ENCLOSED PROXY.

Proposal 3:

RATIFICATION OF APPOINTMENT

OF INDEPENDENT AUDITORS

The Audit Committee of the board of directors desires to continue to engage the services of Ernst & Young LLP for the fiscal year ending December 31, 2007. Accordingly, the Audit Committee has reappointed Ernst & Young to audit the financial statements of ExpressJet and its subsidiaries for fiscal 2007 and report on those financial statements. Stockholders are being asked to vote upon the ratification of the appointment. If stockholders do not ratify the appointment of Ernst & Young, the Audit Committee will reconsider their appointment. Fees paid to Ernst & Young during the last two years were as follows:

Audit Fees.    Ernst & Young’s fees billed for professional services rendered for (i) the audit of the company’s consolidated financial statements included in our annual report on Form 10-K and management’s assessment of the effectiveness of its internal control over financial reporting in compliance with the Sarbanes-Oxley Act, (ii) reviews of the financial statements included in our quarterly reports on Form 10-Q and (iii) services associated with SEC registration statements, periodic reports and other documents filed with the SEC or issued in connection with securities offerings (such as comfort letters and consents) during 2006 and 2005 were $938,520 and $852,885, respectively.

Audit-Related Fees.    Audit-related fees incurred during 2006 and 2005 were $54,133 and $0, respectively. These fees related to the review of strategic initiatives associated with our diversification strategy.

Tax Fees.    Tax fees billed by Ernst & Young during 2006 and 2005 totaled $34,777 and $19,112, respectively, for tax planning, review of federal, state, local and international income, franchise and other tax returns and miscellaneous tax related services.

All Other Fees.    All other fees billed by Ernst & Young during 2006 and 2005 were $1,902 and $1,883, respectively, to purchase the right to use its accounting and research tool.

The Audit Committee has considered whether the provision of the non-audit services described above is compatible with maintaining the independent auditor’s independence, and determined that these non-audit services are compatible with the independence of Ernst & Young. The Audit Committee is required by its charter to approve all services to be provided to the company by the independent auditors. This includes the pre-approval of (i) all audit services and (ii) any significant (i.e., not de minimis) non-audit services. The Audit Committee has delegated to its chairman, the authority to pre-approve certain of these services, which services are then presented to the full committee at its next regular meeting. All of the 2006 and 2005 fees discussed above were pre-approved pursuant to these procedures.

Representatives of Ernst & Young will be present at the Meeting and will be available to respond to appropriate questions and make a statement should they so desire.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS, WHICH IS DESIGNATED AS PROPOSAL NO. 3 ON THE ENCLOSED PROXY.

OTHER MATTERS

We have not received notice as required under our bylaws of any other matters to be proposed at the Meeting. Consequently, the only matters to be acted on at the Meeting are those described in this proxy statement, along with any necessary procedural matters related to the Meeting. As to procedural matters, or any other matters that are determined to be properly brought before the Meeting calling for a vote of the stockholders, it is the intention of the persons named in the accompanying proxy, unless otherwise directed in that proxy, to vote on those matters in accordance with their best judgment.

Section 16(a) Beneficial Ownership Reporting Compliance

Each director, executive officer (and, for a specified period, certain former directors and executive officers) and each holder of more than ten percent of a class of our equity securities is required to report to the SEC his or her pertinent position or relationship, as well as transactions in those securities, by specified dates. Based solely upon a review of reports on Forms 3 and 4 (including any amendments) furnished to us during our most recent fiscal year and reports on Form 5 (including any amendments) furnished to us with respect to our most recent fiscal year, and written representations from officers and directors that no Form 5 was required, we believe that all filings applicable to our officers, directors and beneficial owners required by Section 16(a) of the Exchange Act were filed on a timely basis during 2006.

2008 Annual Meeting

Any stockholder who wants to present a proposal at the 2008 annual meeting of stockholders and to have that proposal set forth in the proxy statement and form of proxy mailed in conjunction with that annual meeting must submit the proposal in writing to the Secretary of the company at our principal executive offices by December 13, 2007 to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

Our bylaws require that for nominations of persons for election to the board of directors or the proposal of business not included in our notice of the meeting to be considered by the stockholders at an annual meeting, a stockholder must give timely written notice thereof. To be timely for the 2008 annual meeting of stockholders, that notice must be delivered to the Secretary of the company at our principal executive offices not less than 45 days and not more than 75 days prior to April 11, 2008. However, if the 2008 annual meeting of stockholders is advanced by more than 30 days, or delayed by more than 30 days, from May 23, 2008, then the notice must be delivered not later than the close of business on the later of (a) the ninetieth day prior to the 2008 annual meeting or (b) the tenth day following the day on which public announcement of the date of the 2008 annual meeting is first made. The notice must contain and be accompanied by certain information as specified in the bylaws. We recommend that any stockholder desiring to make a nomination or submit a proposal for consideration obtain a copy of our bylaws, which are available on our website at www.expressjet.com or may be obtained without charge from the Secretary of the company upon written request addressed to the Secretary at our principal executive offices.

EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE BY INTERNET OR TELEPHONE AS DESCRIBED ABOVE IN THE PROXY STATEMENT, OR SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY.

You can view our Annual Report on Form 10-K for the year ended December 31, 2006, including exhibits, or fill out our online request to get a copy of the 10-K (excluding exhibits) by mail, free of charge, by visiting Investor Relations at www.expressjet.com or sending your request to Investor Relations, 700 North Sam Houston Parkway West, Ste 200, Houston, TX 77067. We will furnish to interested security holders a copy of any exhibit to the 10-K, if requested in writing and accompanied by payment of reasonable fees relating to our furnishing the exhibit. Requests for copies should be addressed to the company’s Secretary at the company’s headquarters at 700 North Sam Houston Parkway West, Ste 200, Houston, Texas 77067.

Householding of Annual Meeting Materials

SEC rules regarding the delivery of proxy statements and annual reports permit us, in specified circumstances, to deliver a single set of these reports to any address at which two or more stockholders reside. This method of delivery, often referred to as “householding,” will reduce the amount of duplicative information that security holders receive and lower printing and mailing costs for us. Each stockholder will continue to receive a separate proxy card.

We have delivered only one proxy statement and annual report to eligible stockholders who share an address, unless we received contrary instructions from any a stockholder prior to the mailing date. If a stockholder prefers to receive separate copies of our proxy statement or annual report, either now or in the future, we will promptly deliver, upon written or oral request, a separate copy of the proxy statement or annual report, as requested, to any stockholder at the shared address to which a single copy was delivered. These requests should be communicated to our transfer agent, Mellon Investor Services LLC, either by sending a request in writing to 480 Washington Boulevard, Jersey City, NJ 07310, or by calling 1-800-852-0370.

If you are currently a stockholder sharing an address with another stockholder and wish to have only one proxy statement and annual report delivered to the household in the future, please contact Mellon Investor Services LLC at the address or telephone number indicated above.

Appendix A

EXPRESSJET HOLDINGS, INC.

2007 STOCK INCENTIVE PLAN

ExpressJet Holdings, Inc. (the “Company”), a Delaware corporation, hereby establishes and adopts the following 2007 Stock Incentive Plan (the “Plan”).

1.    PURPOSE OF THE PLAN

The purpose of the Plan is to assist the Company and its Subsidiaries in attracting and retaining selected individuals to serve as employees, directors, consultants and/or advisors of the Company and its Subsidiaries who are expected to contribute to the Company’s success, and to achieve long-term objectives that will inure to the benefit of all stockholders of the Company through the additional incentives inherent in the Awards hereunder.

2.    DEFINITIONS

2.1.    “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Other Stock Unit Award, Performance Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.

2.2.    “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award hereunder, including through an electronic medium.

2.3.    “Board” shall mean the board of directors of the Company.

2.4.    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.5.    “Committee” shall, subject to the following sentence, mean the Human Resources Committee of the Board or a subcommittee thereof formed by the Human Resources Committee to act as the Committee hereunder. The Committee shall consist of no fewer than two Directors, each of whom is (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) an “independent director” for purpose of the rules and regulations of the New York Stock Exchange (or such other principal securities market on which the Shares are traded); provided, however, that as it relates to, any person who is neither a Covered Employee nor subject to Section 16 of the Exchange Act, “Committee” shall mean the Chief Executive Officer of the Company in his capacity as CEO Committee of the Board (or, if the Chief Executive Officer is not a director of the Company or if the CEO Committee of the Board is dissolved, the Committee).

2.6.    “Covered Employee” shall mean an employee of the Company or its subsidiaries who is a “covered employee” within the meaning of Section 162(m) of the Code.

2.7.    “Director” shall mean a non-employee member of the Board.

2.8.    “Dividend Equivalents” shall have the meaning set forth in Section 12.5.

2.9.    “Employee” shall mean any employee of the Company or any Subsidiary and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company or any Subsidiary.

2.10.    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.11.    “Fair Market Value” shall mean, with respect to any property other than Shares, the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. The Fair Market Value of Shares as of any date shall be the per Share closing price of the Shares as reported on the New York Stock Exchange on that date (or if there were no reported prices on such date, on the last preceding date on which the prices were reported) or, if the Company is not then listed on the New York

Stock Exchange, on such other principal securities exchange on which the Shares are traded, and if the Company is not listed on the New York Stock Exchange or any other securities exchange, the Fair Market Value of Shares shall be determined by the Committee in its sole discretion using appropriate criteria.

2.12.    “Limitations” shall have the meaning set forth in Section 10.5.

2.13.    “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.14.    “Other Share-Based Award” shall have the meaning set forth in Section 8.1.

2.15.    “Participant” shall mean an Employee or Director who is selected by the Committee to receive an Award under the Plan.

2.16.    “Payee” shall have the meaning set forth in Section 13.1.

2.17.    “Performance Award” shall mean any Award of Performance Cash, Performance Shares or Performance Units granted pursuant to Article 9.

2.18    “Performance Cash” shall mean any cash incentives granted pursuant to Article 9 which will be paid to the Participant upon the achievement of such performance goals as the Committee shall establish.

2.19.    “Performance Period” shall mean that period established by the Committee of not less than 12 months during which any performance goals specified by the Committee with respect to such Award are to be measured.

2.20.    “Performance Share” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated number of Shares, which value will be paid to the Participant upon achievement of such performance goals as the Committee shall establish.

2.21.    “Performance Unit” shall mean any grant pursuant to Section 9 of a unit valued by reference to a designated amount of property other than Shares (or cash), which value will be paid to the Participant upon achievement of such performance goals during the Performance Period as the Committee shall establish.

2.22.    “Permitted Assignee” shall have the meaning set forth in Section 12.3.

2.24.    “Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.25.     “Restricted Stock Award” shall have the meaning set forth in Section 7.1.

2.26    “Restricted Stock Unit” means an Award that is valued by reference to a Share, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, and that has such restrictions as the Committee, in its sole discretion, may impose, including without limitation, any restriction on the right to retain such Awards, to sell, transfer, pledge or assign such Awards, and/or to receive any cash Dividend Equivalents with respect to such Awards, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate,

2.27    “Restricted Stock Unit Award” shall have the meaning set forth in Section 7.1

2.28.    “Shares” shall mean the shares of common stock of the Company, par value $.01 per share.

2.29.    “Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Section 6.

2.30.    “Subsidiary” shall mean any entity (other than the Company) in an unbroken chain of entities beginning with the Company if, at the relevant time each of the entities other than the last in the unbroken chain possesses 50% or more of the total combined voting power of all classes of stock in one of the other entities in the chain.

2.31.    “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

2.32.	“Vesting Period” shall have the meaning set forth in Section 7.1.

3.    SHARES SUBJECT TO THE PLAN

3.1    Number of Shares.    (a) Subject to adjustment as provided in Section 12.2, a total of 6,250,000 Shares shall be authorized for issuance under the Plan.

(b) If any Shares subject to an Award are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award (including on payment in Shares on exercise of a Stock Appreciation Right), such Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for issuance under the Plan.

(c) In the event that (i) any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or (ii) withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then the Shares so tendered or withheld shall be available for issuance under the Plan.

(d) Substitute Awards shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination. Grants of Substitute Awards shall be made in compliance with any rules of the New York Stock Exchange or other exchange on which the Company’s common stock is listed.

3.2.    Character of Shares.    Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

4.    ELIGIBILITY AND ADMINISTRATION

4.1.    Eligibility.    Any Employee or Director shall be eligible to be selected as a Participant.

4.2.    Administration.    (a) The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees and Directors to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award will have Dividend Equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(b) Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Subsidiary. A majority of the members of the Committee may determine its actions, including fixing the time and place of its meetings.

5.    OPTIONS

5.1.    Grant of Options.    Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Article and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

5.2.    Award Agreements.    All Options granted pursuant to this Article shall be evidenced by a written (including an electronic writing) Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. The terms of Options need not be the same with respect to each Participant. Granting an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article may hold more than one Option granted pursuant to the Plan at the same time.

5.3.    Option Price.    Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article shall not be less than 100% of the Fair Market Value of one Share on the date of grant of such Option. Other than pursuant to Section 12.2, the Committee shall not without the approval of the Company’s stockholders (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option when the option price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award (other than in connection with Substitute Awards), or (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the Securities and Exchange Commission or the principal securities market on which the Shares are traded.

5.4.    Option Term.    The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted, except in the event of death or disability.

5.5.    Exercise of Options.    (a) Vested Options granted under the Plan shall be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased. The notice of exercise shall be in such form, made in such manner, and in compliance with such other requirements consistent with the provisions of the Plan as the Committee may prescribe from time to time

(b) Unless otherwise provided in an Award Agreement, full payment of the purchase price shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), (iii) with the consent of the Committee, by delivery of other consideration (including, where permitted by law and the Committee, other Awards) having a Fair Market Value on the exercise date equal to the total purchase price, (iv) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (v) through any other method specified in an Award Agreement, or (vi) any combination of any of the foregoing. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance. Except for Substitute Awards, under circumstances contemplated by Article 11 or as may be set forth in an Award Agreement with respect to (i) retirement, death or disability of a Participant, or (ii) special circumstances determined by the Committee (such as the achievement of performance objectives), Options granted to employees of the Company or any Subsidiary will not be exercisable before the expiration of one year from the date the Option is granted (but may become exercisable pro rata over such time).

5.6.    Form of Settlement.    In its sole discretion, the Committee may provide that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities.

5.7.    Incentive Stock Options.    The Committee may grant Options intended to qualify as “incentive stock options” as defined in Section 422 of the Code, to any employee of the Company or any Subsidiary, subject to the requirements of Section 422 of the Code. Solely for purposes of determining whether Shares are available for the grant of “incentive stock options” under the Plan, the maximum aggregate number of Shares that may be issued pursuant to “incentive stock options” granted under the Plan shall be 6,250,000 Shares, subject to adjustments provided in Section 12.2.

6.    STOCK APPRECIATION RIGHTS

6.1.    Grant and Exercise.    The Committee may provide Stock Appreciation Rights (a) in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (b) in conjunction with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award in each case upon such terms and conditions as the Committee may establish in its sole discretion.

6.2.    Terms and Conditions.    Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(i) Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise (or such amount less than such Fair Market Value as the Committee shall so determine at any time during a specified period before the date of exercise) over (ii) the grant price of the right on the date of grant, which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 12.2, shall not be less than the Fair Market Value of the one Share on the date of grant of such right.

(ii) Upon the exercise of a Stock Appreciation Right, the Committee shall determine in its sole discretion whether payment shall be made in cash, in whole Shares or other property, or any combination thereof.

(iii) The provisions of Stock Appreciation Rights need not be the same with respect to each recipient.

(iv) The Committee may impose such other conditions or restrictions on the terms of exercise and the grant price of any Stock Appreciation Right, as it shall deem appropriate. A Stock Appreciation Right shall (i) have a grant price not less than Fair Market Value on the date of grant (subject to adjustment as provided in Section 12.2 and the requirements of Section 409A of the Code with respect to a Stock Appreciation Right granted in conjunction with, but subsequent to, an Option), (ii) have a term not greater than ten (10) years, and (iii) not exercisable before the expiration of one year from the date of grant (but may become exercisable pro rata over such time), except for Substitute Awards, under circumstances contemplated by Article 11 or as may be set forth in an Award Agreement with respect to (x), retirement, death or disability of a Participant or (y) special circumstances determined by the Committee, such as the achievement of performance objectives.

(v) Without the approval of the Company’s stockholders, other than pursuant to Section 12.2, the Committee shall not (i) reduce the grant price of any Stock Appreciation Right after the date of grant (ii) cancel any Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award (other than in connection with Substitute Awards), or (iii) take any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the Securities and Exchange Commission or the principal securities market on which the Shares are traded.

(vi) The Committee may impose such terms and conditions on Stock Appreciation Rights granted in conjunction with any Award (other than an Option) as the Committee shall determine in its sole discretion.

7.    RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1.    Grants.    Awards of Restricted Stock and of Restricted Stock Units may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award” or “Restricted Stock Unit Award” respectively), and such Restricted Stock Awards and Restricted Stock Unit Awards shall also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. A Restricted Stock Award or Restricted Stock Unit Award shall be subject to vesting restrictions imposed by the Committee covering a period of time specified by the Committee (the “Vesting Period”). The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Subsidiary as a condition precedent to the issuance of Restricted Stock or Restricted Stock Units.

7.2.    Award Agreements.    The terms of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan shall be set forth in a written (including electronic writings) Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of Restricted Stock Awards and Restricted Stock Unit Awards need not be the same with respect to each Participant

7.3.    Rights of Holders of Restricted Stock and Restricted Stock Units.    Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a stockholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a stockholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares. A Participant receiving a Restricted Stock Unit Award shall not possess voting rights with respect to such Award. Except as otherwise provided in an Award Agreement, any Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award or Restricted Stock Unit Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock Award or Restricted Stock Unit Award.

7.4.    Minimum Vesting Period.    Except for Substitute Awards and for certain limited situations (including the death, disability or retirement of the Participant, and a Change of Control as defined in Article 11), or special circumstances determined by the Committee, such as the achievement of performance objectives (which shall have a minimum Vesting Period of one year), Restricted Stock Awards and Restricted Stock Unit Awards subject solely to the continued employment of employees of the Company or a Subsidiary shall have a Vesting Period of not less than three (3) years from date of grant (but permitting pro rata vesting over such time); provided that such restrictions shall not be applicable to (i) grants to new hires to replace forfeited awards from a prior employer, or (ii) grants of Restricted Stock or Restricted Stock Units in payment of Performance Awards and other earned cash-based incentive compensation. Subject to the foregoing minimum Vesting Period requirements, the Committee may, in its sole discretion and subject to the limitations imposed under Section 162(m) of the Code and the regulations thereunder in the case of a Restricted Stock Award intended to comply with the performance-based exception under Code Section 162(m), waive the forfeiture period and any other conditions on vesting set forth in any Award Agreement subject to such terms and conditions as the Committee shall deem appropriate. The minimum Vesting Period requirements of this Section shall not apply to Restricted Stock Awards or Restricted Stock Unit Awards granted to Directors.

8.    OTHER SHARE-BASED AWARDS

8.1.    Grants.    Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Share-Based Awards”) may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Other Share-Based Awards shall also be available as a form of payment of other Awards granted under the Plan and other earned cash-based incentive compensation.

8.2.    Award Agreements.    The terms of Other Share-Based Award granted under the Plan shall be set forth in a written (including electronic writings) Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of such Awards need not be the same with respect to each Participant.

8.3.    Minimum Vesting Period.    Except for Substitute Awards and for certain limited situations (including the death, disability or retirement of the Participant, a Change of Control as defined in Article 11), or special circumstances determined by the Committee, such as the achievement of performance objectives (which shall have a minimum Vesting Period of one year), Other Share-Based Awards subject solely to the continued employment of employees of the Company or a Subsidiary shall have a Vesting Period of not less than three (3) years from date of grant (but permitting pro rata vesting over such time); provided that such restrictions shall not be applicable to (i) grants to new hires to replace forfeited awards from a prior employer, or (ii) grants of Other Share-Based Awards in payment of Performance Awards and other earned cash-based incentive compensation. Subject to the foregoing minimum Vesting Period requirements, the Committee may, in its sole discretion and subject to the limitations imposed under Section 162(m) of the Code and the regulations thereunder in the case of an Other Share-Based Award intended to comply with the performance-based exception under Code Section 162(m), waive the forfeiture period and any other conditions set forth in any Award Agreement subject to such terms and conditions as the Committee shall deem appropriate. The minimum Vesting Period requirements of this Section shall not apply to Other Share-Based Awards granted to Directors.

8.4.    Payment.    Except as may be provided in an Award Agreement, Other Share-Based Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Other Share-Based Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

9.    PERFORMANCE AWARDS

9.1.    Grants.    Performance Awards in the form of Performance Cash, Performance Shares or Performance Units, as determined by the Committee in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved for each Performance

Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 10.2.

9.2.    Award Agreements.    The terms of any Performance Award granted under the Plan shall be set forth in a written (including electronic writings) Award Agreement which shall contain provisions determined by the Committee, not inconsistent with the Plan, including whether such Awards shall have Dividend Equivalents. The terms of Performance Awards need not be the same with respect to each Participant.

9.3.    Terms and Conditions.    The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award; provided, however, that a Performance Period shall not be shorter than one year nor longer than five years. The amount of the Award to be distributed shall be conclusively determined by the Committee.

9.4.    Payment.    Except as provided in Article 11 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

10.    CODE SECTION 162(m) PROVISIONS

10.1.    Covered Employees.    Notwithstanding any other provision of the Plan, if the Committee determines at the time a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Award or an Other Share-Based Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Article 10 is applicable to such Award.

10.2.    Performance Criteria.    If the Committee determines that a Restricted Stock Award, a Restricted Stock Unit, a Performance Award or an Other Share-Based Award is intended to be subject to this Article 10, the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); earnings per share; net income (before or after taxes); return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the Shares or any other publicly traded securities of the Company; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, aircraft rent, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margin; year-end cash; debt reductions; stockholder equity; market share; regulatory achievements; and implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder.

10.3.    Adjustments.    Notwithstanding any provision of the Plan (other than Article 11), with respect to any Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Share-Based Award that is subject to this Section 10, the Committee may adjust downward, but not upward, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals, except in the case of the death or disability of the Participant or as otherwise determined by the Committee in special circumstances.

10.4.    Restrictions.    The Committee shall have the power to impose such other restrictions on Awards subject to this Article as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code.

10.5.    Limitations on Grants to Individual Participants.    Subject to adjustment as provided in Section 12.2, no Participant may be granted (i) Options or Stock Appreciation Rights during any 36-month period that are intended to comply with the performance-based exception under Code Section 162(m) with respect to more than 1,500,000 Shares or (ii) Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards and/or Other Share-Based Awards in any 36-month period that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in Shares with respect to more than 750,000 Shares (the “Limitations”). In addition to the foregoing, the maximum dollar value that may be earned by any Participant in any 12-month period with respect to Performance Awards that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in cash is $3,000,000. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations.

11.    CHANGE IN CONTROL PROVISIONS

11.1.    Impact on Certain Awards.    Award Agreements may provide that in the event of a Change in Control of the Company (as defined in Section 11.3): (i) Options and Stock Appreciation Rights outstanding as of the date of the Change in Control shall be cancelled and terminated without payment therefor if the Fair Market Value of one Share as of the date of the Change in Control is less than the per Share Option exercise price or Stock Appreciation Right grant price, and (ii) all Performance Awards shall be considered to be earned and payable (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change in Control), and any deferral or other restriction shall lapse and such Performance Awards shall be immediately settled or distributed.

11.2.    Assumption or Substitution of Certain Awards.    (a) Unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company in which the successor company assumes or substitutes for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award, if a Participant’s employment with such successor company (or a subsidiary thereof) terminates within 24 months following such Change in Control (or such other period set forth in the Award Agreement, including prior thereto if applicable) and under the circumstances specified in the Award Agreement: (i) Options and Stock Appreciation Rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 24 months (or the period of time set forth in the Award Agreement), (ii) restrictions and deferral limitations on Restricted Stock and Restricted Stock Units shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions and limitations and become fully vested, and (iii) the restrictions and deferral limitations and other conditions applicable to any Other Share-Based Awards or any other Awards shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant. For the purposes of this Section 11.1, an Option,

Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

(b) Unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company to the extent the successor company does not assume or substitute for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award: (i) those Options and Stock Appreciation Rights outstanding as of the date of the Change in Control that are not assumed or substituted for shall immediately vest and become fully exercisable, (ii) restrictions and deferral limitations on Restricted Stock and Restricted Stock Units that are not assumed or substituted for shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions and limitations and become fully vested, and (iii) the restrictions and deferral limitations and other conditions applicable to any Other Share-Based Awards or any other Awards that are not assumed or substituted for shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant.

(c) The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control over the exercise price per share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

11.3.    Change in Control.    For purposes of the Plan, unless otherwise provided in an Award Agreement, Change in Control means the occurrence of any one of the following events:

(a) During any twenty-four (24) month period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(b) Any “person” (as such term is defined in the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the

Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (i) by the Company or any subsidiary, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary, (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities, (iv) pursuant to a Non-Qualifying Transaction, as defined in paragraph (c), or (v) by any person of Voting Securities from the Company, if a majority of the Incumbent Board approves in advance the acquisition of beneficial ownership of 30% or more of Company Voting Securities by such person;

(c) The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (i) more than 50% of the total voting power of (A) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by the holders of Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 30% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) or (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (i), (ii) and (iii) above shall be deemed to be a “Non-Qualifying Transaction”);

(d) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of a sale of all or substantially all of the Company’s assets; or

(e) The occurrence of any other event that the Board determines by a duly approved resolution constitutes a Change in Control.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 30% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

12.    GENERALLY APPLICABLE PROVISIONS

12.1.    Amendment and Termination of the Plan.    The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the principal securities market on which the Shares are traded; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company’s stockholders, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 12.2), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) amend any provision of Section 5.3, (e) increase the maximum permissible term of any Option specified by Section 5.4 or the maximum permissible term of a Stock Appreciation Right specified by Section 6.2(d), or (f) amend any provision of Section 10.5. The Board may not, without the approval of the Company’s stockholders, take any other action with respect to an Option or Stock Appreciation Right that may be treated as a repricing under the rules and regulations of the Securities and Exchange Commission or the principal securities market on which the Shares are traded, including a reduction of the exercise price of an Option or the grant price of a Stock Appreciation Right or the exchange of an Option or Stock Appreciation Right for cash or another Award. In addition, no amendments to, or termination of, the Plan shall in any way impair the rights of a Participant under any Award previously granted without such Participant’s consent.

12.2.    Adjustments.    In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, the Plan and the Awards shall be adjusted in an equitable and appropriate manner to maintain the fair value of the Awards taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, the Limitations, the maximum number of Shares that may be issued as incentive stock options and, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan, with the specific manner and method of effecting such adjustment (which may include, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion; provided, however, that the number of Shares subject to any Award shall always be a whole number.

12.3.    Transferability of Awards.    Except as provided below, no Award and no Shares subject to Awards described in Article 8 that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. To the extent and under such terms and conditions as determined by the Committee, a Participant may assign or transfer an Award (each transferee thereof, a “Permitted Assignee”) to (i) the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the Participant or the Persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the participant or the Persons referred to in clause (i) are the only partners, members or shareholders or (iv) for charitable contributions; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section.

12.4.    Termination of Employment.    The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, and the terms of such exercise, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Subsidiary (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final.

12.5.    Deferral; Dividend Equivalents.    The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including any deferred Award) may, if so determined by the

Committee, be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion. The Committee may provide that such amounts and Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that such amounts and Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Award.

13.    MISCELLANEOUS

13.1.    Tax Withholding.    The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) (any such person, a “Payee”) net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Subsidiary shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the Participant’s minimum required tax withholding rate or such other rate that will not trigger a negative accounting impact) otherwise deliverable in connection with the Award.

13.2.    Right of Discharge Reserved; Claims to Awards.    Nothing in the Plan or the grant of an Award hereunder shall confer upon any Employee or Director the right to continue in the employment or service of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee or Director at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

13.3.    Prospective Recipient.    The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed, which execution may be effected electronically, an agreement or other instrument evidencing the Award and delivered a copy thereof, including by way of electronic transmission, to the Company, and otherwise complied with the then applicable terms and conditions of the Plan and the Award Agreement.

13.4.    Substitute Awards.    Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

13.5.    Cancellation of Award.    Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that the Award shall be canceled if the Participant, without the consent of the Company, while employed by the Company or any Subsidiary or after termination of such employment or service, establishes a relationship with a competitor of the Company or any Subsidiary or engages in activity that is in conflict with or adverse to the interest of the Company or any Subsidiary, as determined by the Committee in its sole discretion. The Committee may provide in an Award Agreement that if within the time period specified in the Agreement the Participant establishes a relationship with a competitor or engages in an activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of the Award and must repay such gain to the Company.

13.6.    Stop Transfer Orders.    All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

13.7.    Nature of Payments.    All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Subsidiary, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan and any Stock Appreciation Rights constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Subsidiary except as may be determined by the Committee or by the Board or board of directors of the applicable Subsidiary.

13.8.    Other Plans.    Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.9.    Severability.    If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

13.10.    Construction.    As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

13.11.    Unfunded Status of the Plan.    The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

13.12.    Governing Law.    The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware, without reference to principles of conflict of laws, and construed accordingly.

13.13.    Effective Date of Plan; Termination of Plan.    The Plan shall be effective on the date of the approval of the Plan by the holders of the shares entitled to vote at a duly constituted meeting of the stockholders of the Company. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event each Award shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the Plan, on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

13.14.    Foreign Employees.    Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country.

13.15.    Compliance with Section 409A of the Code.    This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

13.16.    Captions.    The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

EXPRESSJET HOLDINGS, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

May 23, 2007

This Proxy Is Solicited on Behalf of the Board of Directors

The undersigned hereby authorizes James B. Ream and Scott R. Peterson, and each of them, with full power of substitution, to represent and vote the stock of the undersigned in ExpressJet Holdings, Inc. as directed and, in their sole discretion, on all other matters that may properly come before the Annual Meeting of Stockholders to be held on May 23, 2007, and at any adjournment or postponement thereof, as if the undersigned were present and voting thereat. The undersigned acknowledges receipt of the notice of annual meeting and proxy statement with respect to such annual meeting and certifies that, to the knowledge of the undersigned, all equity securities of ExpressJet Holdings, Inc. owned of record or beneficially by the undersigned are owned and controlled only by U.S. citizens (as defined in the proxy statement), except as indicated on the reverse side hereof.

Whether or not you expect to attend the annual meeting, please vote your shares. As explained on the other side of this proxy, you may vote by internet or by telephone, or you may execute and return this proxy, which may be revoked at any time prior to its use.

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTORS NAMED ON THE OTHER SIDE OF THIS PROXY (PROPOSAL 1), “FOR” THE APPROVAL OF THE 2007 STOCK INCENTIVE PLAN (PROPOSAL 2) AND “FOR” THE RATIFICATION OF INDEPENDENT AUDITORS (PROPOSAL 3).

(Continued and to be signed on other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù

You can now access your

EXPRESSJET HOLDINGS, INC. account online.

Access your ExpressJet Holdings, Inc. stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for ExpressJet Holdings, Inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status • View certificate history • View book-entry information	• View payment history for dividends • Make address changes • Obtain a duplicate 1099 tax form • Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

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Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

		FOR nominees listed to the left (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for nominees listed to the left
						FOR	AGAINST	ABSTAIN
1.	To elect three Class III directors to serve terms expiring at the 2010 annual stockholders meeting.	☐	☐	2.	Approval of ExpressJet Holdings, Inc. 2007 Stock Incentive Plan.	☐	☐	☐
						FOR	AGAINST	ABSTAIN
	01 Kim A. Fadel 02 Judith R. Haberkorn 03 Salvatore J. Badalamenti			3.	To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as independent auditors of the company and its subsidiaries for 2007.	☐	☐	☐

	(Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name on the line below.)			4.	In the discretion of the proxies on any other matter that may properly come before the meeting or any adjournment thereof.

					Please mark this box ONLY if stock owned of record or beneficially by you is owned or controlled by persons who are not U.S. citizens (as defined in the proxy statement).			☐

Signature	Signature	Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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Ù FOLD AND DETACH HERE Ù

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time on May 22, 2007.

Your internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/xjt Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

You can view the Annual Report and Proxy Statement

on the internet at www.expressjet.com